EXHIBIT 3.1.1

FORM OF ARTICLES OF AMENDMENT AND RESTATEMENT

OF

CNL DIVERSIFIED LIFESTYLE PROPERTIES, INC.

CNL Diversified Lifestyle Properties, Inc., a Maryland corporation having its principal office at 351 West Camden Street, Baltimore, Maryland 21201 (hereinafter, the “Company”), hereby certifies to the Department of Assessments and Taxation of the State of Maryland, that:

FIRST: The Company desires to amend and restate its articles of incorporation as currently in effect.

SECOND: The provisions of the articles of incorporation, dated June 8, 2010, which are now in effect and as amended hereby, in accordance with the Maryland General Corporation Law (the “MGCL”), are as follows.

ARTICLES OF AMENDMENT AND RESTATEMENT

OF

CNL DIVERSIFIED LIFESTYLE PROPERTIES, INC.

* * * * * * * * * *

ARTICLE 1

THE COMPANY; DEFINITIONS

SECTION 1.1      Name. The name of the corporation (the “Company”) is:

   CNL Diversified Lifestyle Properties, Inc.

So far as may be practicable, the business of the Company shall be conducted and transacted under that name, which name (and the word “Company” wherever used in these Articles of Amendment and Restatement of CNL Diversified Lifestyle Properties, Inc. (these “Articles of Incorporation”), except where the context otherwise requires) shall refer to the Directors collectively but not individually or personally and shall not refer to the Stockholders or to any officers, employees or agents of the Company or of such Directors.

Under circumstances in which the Directors determine that the use of the name “CNL Diversified Lifestyle Properties, Inc.” is not practicable, they may use any other designation or name for the Company.

SECTION 1.2      Resident Agent. The name and address of the resident agent for service of process of the Company in the State of Maryland is The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201. The Company may have such principal office within the State of Maryland as the Directors may from time to time determine.

The Company may also have such other offices or places of business within or without the State of Maryland as the Directors may from time to time determine.

SECTION 1.3      Nature of Company. The Company is a Maryland corporation within the meaning of the MGCL.

SECTION 1.4      Purposes. The purposes for which the Company is formed are to conduct any business for which corporations may be organized under the laws of the State of Maryland including, but not limited to, the following: (i) to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange and otherwise dispose of, deal with or invest in real and personal property; (ii) to engage in the business of offering financing including mortgage financing secured by Real Property; and (iii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing.

SECTION 1.5      Definitions. As used in these Articles of Incorporation, the following terms shall have the following meanings unless the context otherwise requires (certain other terms used in Article VII hereof are defined in Section 7.7(i) hereof):

“Acquisition Expenses” means any and all expenses, exclusive of Acquisition Fees, incurred by the Company, the Operating Partnership, the Advisor, or any of their Affiliates in connection with the selection, acquisition, development or construction of any investment, including any Real Property, Real Estate Related Securities, Loans or Permitted Investments, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments or deposits on property not acquired, accounting fees and expenses, title insurance premiums, and the costs of performing due diligence.

“Acquisition Fees” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company, the Operating Partnership or the Advisor) in connection with the selection, evaluation, structure, purchase, development, construction or renovation of Real Property or with making or investing in Loans, Real Estate Related Securities or Permitted Investments, including real estate commissions, selection fees, investment services fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Advisor in connection with the actual development and construction of a project.

“Advisor” or “Advisors” means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Section 4.1 hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all such functions.

“Advisory Agreement” means that certain agreement among the Company, the Advisor and the Operating Partnership pursuant to which the Advisor will act as the advisor to the Company and provide specified services to the Company.

“Affiliate” or “Affiliated” or any derivation thereof means with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; or (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Articles of Incorporation” means these Articles of Amendment and Restatement of CNL Diversified Lifestyle Properties, Inc.

“Asset” means any Real Property, Real Estate Related Security, Loan, Permitted Investment or other investment (other than investments in bank accounts or money market funds) owned by the Company, directly or indirectly through one or more of its Joint Ventures or Subsidiaries, and any other investment made by the Company, directly or indirectly through one or more of its Joint Ventures or Subsidiaries.

“Asset Management Fee” has the meaning set forth in Section 4.13 hereof.

“Average Invested Assets” means, for a specified period, the average of the aggregate book value of the Assets before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

“Bylaws” means the bylaws of the Company, as the same are in effect and may be amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Shares” means the common stock, par value $0.01 per share, of the Company that may be issued from time to time in accordance with the terms of these Articles of Incorporation and applicable law, as described in Section 7.3(ii) hereof.

“Company Property” means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Company, the Operating Partnership, any Subsidiary or any Joint Venture of any of the foregoing (including all rents, income, profits and gains therefrom), and which is owned or held by, or for the account of, the Company, the Operating Partnership, any Subsidiary or any Joint Venture of any of the foregoing.

“Competitive Real Estate Commission” means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property.

“Contract Purchase Price” means the amount actually paid in respect of the purchase of a Real Property, and the amount budgeted in respect of the development, construction or improvement of a Real Property, the amount of funds advanced with respect to a Loan or the amount actually paid with respect to the purchase of other Real Estate Related Securities or Permitted Investments, in each case exclusive of Acquisition Fees and Acquisition Expenses.

“Construction Fee” means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitation of a Company Property.

“Development Fee” means a fee for the packaging of a Company Property, including negotiating and approving plans and assisting in obtaining zoning and necessary variances and financing for a specific Company Property to be developed or under development, either initially or at a later date.

“Directors,” “Board of Directors” or “Board” means, collectively, the individuals named in Section 2.5 of these Articles of Incorporation so long as they continue in office and all other individuals who have been duly elected and qualify as Directors of the Company hereunder.

“Disposition Fee” means the fee payable to the Advisor under Section 4.6 hereof.

“Distributions” means any distributions of money or other property, pursuant to Section 7.2 hereof, by the Company to owners of Equity Shares, including distributions that may constitute a return of capital for federal income tax purposes.

“Equity Shares” means transferable shares of stock of the Company of any class or series, including Common Shares or Preferred Shares. The use of the term “Equity Shares” or any term defined by reference to the term “Equity Shares” shall refer to the particular class or series of capital stock of the Company which is appropriate under the context.

“Excess Shares” means the excess shares, par value $0.01 per share, exchanged for shares of Common Stock or Preferred Stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company’s status as a REIT under the Code.

“Expense Year” means four consecutive fiscal quarters.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time or such other accounting basis mandated by the Commission.

“Gross Proceeds” means the purchase price of all Equity Shares sold for the account of the Company through all Offerings, without deduction for Organizational and Offering Expenses or volume or other discounts. For the purpose of computing Gross Proceeds, the purchase price of any Equity Share for which reduced or no Selling Commissions or Marketing Support Fees are paid to the Managing Dealer or a Participating Broker shall be deemed to be the full amount of the Offering price per Equity Share pursuant to the Prospectus for such Offering, with the exception of Equity Shares purchased pursuant to the Company’s Reinvestment Plan, which will be factored into the calculation using their actual purchase price.

“Incentive Fees” means the Subordinated Share of Net Sales Proceeds, the Subordinated Incentive Fee and the Performance Fee.

“Indemnitee” has the meaning set forth in Section 9.2(iii) hereof.

“Independent Appraiser” means a Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property and/or other Assets of the type held by the Company. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of being engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property.

“Independent Director” means a Director who is not, and within the last two years has not been, directly or indirectly associated with the Sponsor or Advisor by virtue of (i) ownership of an interest in the Sponsor, Advisor or any of their Affiliates, (ii) employment by the Sponsor, Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, Advisor or any of their Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three REITs sponsored by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, Advisor or any of their Affiliates. A business or professional relationship is considered material if the gross revenue derived by the Director from the Sponsor, Advisor and their Affiliates exceeds five percent (5%) of either the Director’s annual gross revenue during either of the last two years or the Director’s net worth on a fair market value basis. An indirect relationship shall include circumstances in which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Sponsor, Advisor, any of their Affiliates, or the Company.

“Initial Effective Date” has the meaning set forth in Section 4.9 hereof.

“Initial Public Offering” means the Company’s first public offering of Equity Shares pursuant to an effective registration statement filed under the Securities Act.

“Invested Capital” means the amount calculated by multiplying the total number of Common Shares issued and outstanding by the Offering price per share, without deduction for volume or other discounts or Organizational and Offering Expenses (which price per Common Share, in the case of Common Shares purchased pursuant to the Reinvestment Plan, shall be deemed to be the actual purchase price), reduced by the amount paid to redeem Common Shares pursuant to the Company’s redemption plan.

“Joint Venture” or “Joint Ventures” means those joint venture or partnership arrangements in which the Company, the Operating Partnership or any of its subsidiaries is a co-venturer or partner and which are established to acquire Real Properties, Real Estate Related Securities, Loans or Permitted Investments.

“Leverage” means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans and excluding accounts payable) outstanding at any time, both secured and unsecured.

“Liquidity Event” means a Listing or any merger, reorganization, business combination, share exchange, acquisition by any Person or related group of Persons of beneficial ownership of all or substantially all of the Equity Shares in one or more related transactions, or similar transaction involving the Company or the Operating Partnership pursuant to which the Stockholders receive for their Equity Shares, as full or partial consideration, cash, Listed or non-Listed equity Securities or combination thereof.

“Listing” or “Listed” means the listing of the Common Shares of the Company (or any successor thereof) on a national securities exchange or the receipt by the Company’s Stockholders of securities that are approved for trading on a national securities exchange in exchange for the Company’s Common Shares. With regard to the Company’s Common Shares, upon commencement of trading of the Common Shares of the Company on a national securities exchange, the Company’s Common Shares shall be deemed Listed.

“Loans” means Mortgage Loans and other types of debt financing provided by or held by the Company from time to time.

“Managing Dealer” means CNL Securities Corp., an Affiliate of the Advisor, or such other Person or entity selected by the Board of Directors to act as the managing dealer for a securities offering by the Company. CNL Securities Corp. is a member of FINRA.

“Marketing Support Fee” means the fees payable to the Managing Dealer in connection with the sale of Equity Shares for marketing support.

“Market Value” means the value of the Company measured in connection with an applicable Liquidity Event determined as follows: (i) in the case of the Listing of the Common Shares of the Company on a national securities exchange, by taking the average closing price or average of bid and asked price thereof, as the case may be, over a period of 30 days during which the Common Shares are traded, with such period beginning 180 days after Listing of the Company’s Common Shares, (ii) in the case of the receipt by Stockholders of securities of another entity that are approved for trading on a national securities exchange in connection with the consummation of such Liquidity Event, by taking the average closing price or average of bid and asked price thereof, as the case may be, over a period of 30 days during which such securities are traded, with such period beginning 180 days after the commencement of trading of such securities or (iii) in the case of the receipt by Stockholders of securities of another entity that are trading on a national securities exchange prior to the consummation of the Liquidity Event, by taking the average closing price or average of bid and asked price thereof, as the case may be, over a period of 30 days ending on the effective date of the Liquidity Event. Any cash consideration received by the Stockholders in connection with any Liquidity Event shall be added to the Market Value determined in accordance with clause (i), (ii) or (iii). In the event that the Stockholders receive non-Listed equity Securities as full or partial consideration with respect to any Liquidity Event, no value shall be attributed to such non-Listed equity Securities and the Market Value in any such Liquidity Event shall be solely with respect to Listed securities and/or cash received in such Liquidity Event, if any, as determined above.

“MGCL” means those provisions of the Code of Maryland relating to “Corporations and Associations.”

“Mortgage Loans” means, in connection with mortgage financing provided by or held by the Company, notes or other evidences of indebtedness or obligations that are secured or collateralized by Real Property owned by the borrowers.

“Mortgages” means mortgages, deeds of trust or other security interests on or applicable to Real Property.

“NASAA REIT Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007.

“Net Assets” means the total assets of the Company (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by the Company on a basis consistently applied.

“Net Income” means, for any period, the Company’s total revenues determined in accordance with GAAP applicable to such period, less the total expenses determined in accordance with GAAP applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and Acquisition Expenses and Acquisition Fees to the extent not capitalized, excluding any gain from the sale of Assets.

“Net Sales Proceeds” means in the case of a transaction described in clause (i) of the definition of Sale, the proceeds of any such transaction less the amount of all selling expenses incurred by or on behalf of the Company or the Operating Partnership, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (ii) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company or the Operating Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (iii) of such definition, Net Sales Proceeds means the Company’s or the Operating Partnership’s pro rata share of the proceeds of any such transaction received by the Joint Venture, less the Company’s or the Operating Partnership’s pro rata share of the amount of any selling expenses incurred by or on behalf of the Joint Venture, less the amount of any selling expenses, including legal fees and expenses, incurred by or on behalf of the Company or the Operating Partnership. In the case of a transaction or series of transactions described in clause (iv) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage on or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Company, the Operating Partnership or any Joint Venture, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (v) of such definition, Net Sales Proceeds means the proceeds of any such transaction received by the Company or the Operating Partnership less the amount of selling expenses incurred in connection with such transaction. With respect to each of the transactions or series of transactions described above in this definition, Net Sales Proceeds means the proceeds of such transaction or series of transactions less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Company, the Operating Partnership or any Joint Venture in connection with such transaction or series of transactions.

Net Sales Proceeds shall also include any amounts that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. The repayment of debt shall be deducted from the proceeds of a transaction for the purpose of calculating Net Sales Proceeds.

“Non-Compliant Tender Offer” has the meaning set forth in Section 8.10 hereof.

“Offering” means the public offering of Equity Shares pursuant to a Prospectus.

“Operating Partnership” means CNL Diversified Properties, LP, a Delaware limited partnership.

“Organizational and Offering Expenses” means any and all costs and expenses, including Selling Commissions and the Marketing Support Fee incurred by the Company or any of its Affiliates in connection with the formation, qualification and registration of the Company and the marketing and distribution of Equity Shares in an Offering, including, without limitation, the following: legal, accounting and escrow fees; due diligence expenses; printing, amending, supplementing, mailing and distributing costs; personnel costs associated with processing investor subscriptions and the preparation and dissemination of organizational and offering documents and sales materials; telecopy and telephone costs; charges of transfer agents, registrars, trustees, depositories, and experts; and fees, expenses and taxes related to the filing, registration and qualification of the Equity Shares under federal and state laws.

“Participating Broker” means a broker-dealer who is a member of FINRA or who is exempt from broker-dealer registration, and who, in either case, has executed a participating broker or other agreement with the Managing Dealer to sell Equity Shares.

“Performance Fee” means the fee payable to the Advisor under Section 4.9 hereof.

“Permitted Investments” means all investments that are permitted to be made by a REIT under the Code.

“Person” means an individual, corporation, partnership, trust, joint venture, limited liability company or other entity or association.

“Preferred Shares” means any class or series of preferred stock, par value $0.01 per share, of the Company that may be issued from time to time in accordance with the terms of these Articles of Incorporation and applicable law, as described in Section 7.4 hereof.

“Priority Return” means, as of any date, an aggregate amount equal to a 6% cumulative, non-compounded, annual return on Invested Capital, prorated for any partial year. For purposes of calculating the Priority Return for any calendar year or portion thereof, the Company will use the daily weighted average amount of Invested Capital for such period.

“Prospectus” means the most recent final prospectus of the Company relating to the Common Shares as filed with the Commission pursuant to Rule 424(b) under the Securities Act.

“Real Estate Related Securities” means the real estate related securities investments, or such investments the Board of Directors and the Advisor mutually designate as Real Estate

Related Securities to the extent such investments could be classified as either Real Estate Related Securities or Real Property, which are owned from time to time by the Company, the Operating Partnership, Subsidiaries or Joint Ventures.

“Real Property” means (i) land (including, without limitation, interests deriving from fee simple ownership, as tenant pursuant to a ground lease, or as permittee pursuant to a United States Forest Service Permit), including the buildings located thereon, (ii) land only, including, without limitation, interests deriving from fee simple ownership, as tenant pursuant to a ground lease, or as permittee pursuant to a United States Forest Service Permit, and/or (iii) the buildings only, which are owned from time to time by the Company or the Operating Partnership, in each instance with respect to the foregoing items (i)-(iii) whether acquired directly or through subsidiaries, joint venture arrangements or other partnerships, or (iv) such investments the Board of Directors and the Advisor mutually designate as Real Property to the extent such investments could be classified as either Real Property or Real Estate Related Securities, and including, with respect to each of the above-referenced items (i)-(iv), all tangible personal property used or usable in connection with the operation of any business on or about the applicable property. Properties sold by the Company, the Operating Partnership or any of their Subsidiaries to tenancy-in-common investors shall be deemed Real Property for the purposes of this definition so long as (a) such properties are being leased by the Company, the Operating Partnership or any of their Subsidiaries from the tenancy-in-common investors, and (b) such properties are reflected as assets of the Company in accordance with GAAP.

“Reinvestment Plan” means any reinvestment plan pursuant to which Stockholders may elect to have the full amount of their cash Distributions from the Company reinvested in additional Equity Shares of the Company.

“REIT” means a “real estate investment trust” as defined pursuant to sections 856 through 860 of the Code.

“REIT Provisions of the Code” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“Roll-Up Entity” means a partnership, REIT, corporation, trust or similar entity that would be created or that would survive after the successful completion of a proposed Roll-Up Transaction.

“Roll-Up Transaction” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include (i) a transaction involving securities of the Company that have been listed on a national securities exchange for at least twelve (12) months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in Stockholder voting rights, the term of existence of the Company, compensation to the Advisor or the investment objectives of the Company.

“Sale” or “Sales” means any transaction or series of transactions whereby: (i) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Real Property, or portion thereof, and including any event with respect to any Real Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (ii) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (iii) any Joint Venture directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Real Property or portion thereof, including any event with respect to any Real Property which gives rise to insurance claims or condemnation awards; (iv) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such Mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (v) the Company, the Operating Partnership or any Joint Venture directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any or all of the Company’s (i) Assets, or (ii) other asset or assets not previously described in this definition or any portion thereof.

“Securities” means Equity Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing, if and only if any such item is treated as a “security” under the Securities Exchange Act of 1934 or applicable state securities laws, and to the extent that such item has not otherwise been designated as Real Property by the Board of Directors and the Advisor as contemplated herein.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Commissions” means any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Equity Shares, through Offerings, including, without limitation, selling commissions payable to the Managing Dealer.

“Sponsor” means, for purposes of the obligations imposed under the NASAA REIT Guidelines, any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is as that of an independent property manager of the Assets, and whose only compensation is as such. “Sponsor” does not include wholly independent third parties, such as attorneys, accountants and underwriters, whose only compensation is for professional services. A Person may also be deemed a sponsor of the Company by (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons, (ii) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property, (iii) having a substantial number of relationships and contacts with the Company, (iv) possessing significant rights to control Company properties, (v) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry, or (vi) providing goods or services to the Company on a basis which was not negotiated at arm’s length with the Company.

“Stock Option Plan” means a plan that provides for the matters set forth in Rule 260.140.41 of Section 25140 of the Corporations Code of California, as in effect as of the date of these Articles of Incorporation.

“Stockholder List” shall have the meaning as provided in Section 8.6 hereof.

“Stockholders” means the registered holders of the Company’s Equity Shares.

“Subordinated Incentive Fee” means the fee payable to the Advisor under Section 4.8 hereof.

“Subordinated Share of Net Sales Proceeds” means the fee payable to the Advisor under Section 4.7 hereof.

“Subsidiary” means any corporation, limited liability company, partnership, business trust or other entity of which the Company, directly or indirectly, owns or controls at least fifty percent (50%) of the voting securities or economic interests.

“Tendered Shares” has the meaning set forth in Section 8.10 hereof.

“Termination Date” means the date of termination of the Advisory Agreement.

“Total Operating Expenses” means all costs and expenses paid or incurred by the Company, as determined under GAAP, that relate in any way to the operation of the Company or to corporate business, including Asset Management Fees and other fees paid to the Advisor, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of Equity Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) the Performance Fee, the Subordinated Incentive Fee, the Subordinated Share of Net Sales Proceeds and any other incentive fees paid in compliance with the NASAA REIT Guidelines, (vi) Acquisition Fees and Acquisition Expenses, (vii) real estate commissions on the Sale of Real Property, (viii) Disposition Fees (however any Disposition Fee paid to an Affiliate or related party of the Advisor in connection with the disposition of Securities as provided in Section 4.6 shall not be so excluded), (ix) property management fees and leasing commissions or other amounts incurred pursuant to the property management agreement, (x) property or investment direct operating expenses, and (xi) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). The definition of Total Operating Expenses set forth above is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

“Unimproved Real Property” means property in which the Company or the Operating Partnership has a direct or indirect equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

ARTICLE 2

BOARD OF DIRECTORS

SECTION 2.1      Number. Until such time as the Company is subject to the NASAA REIT Guidelines, the number of Directors shall be at least (2) and not more than eleven (11). Thereafter, the total number of Directors shall be not less than three (3) and not more than eleven (11), subject to the Bylaws and to any express rights of any holders of any series of Preferred Shares to elect additional Directors under specified circumstances. Such number may be increased or decreased from time to time by resolution of the Directors then in office or by an affirmative vote of the holders of a majority of the Equity Shares outstanding and entitled to vote. A majority of the Board of Directors will be Independent Directors upon such time as the Company is subject to the NASAA REIT Guidelines, except for a period of ninety (90) days after the death, removal or resignation of an Independent Director. Independent Directors shall nominate replacements for vacancies in the Independent Director positions. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his or her term. Any vacancy created by an increase in the number of Directors will be filled, at any regular meeting or at any special meeting of the Directors called for that purpose, by a majority of the entire Board of Directors. Any other vacancy will be filled at any regular meeting or at any special meeting of the Directors called for that purpose, by a majority of the remaining Directors, whether or not sufficient to constitute a quorum. For the purposes of voting for Directors, at any annual meeting or at any special meeting of the Stockholders called for that purpose, each Equity Share of stock may be voted for as many individuals as there are Directors to be elected and for whose election the Equity Share is entitled to be voted, or as may otherwise be required by the MGCL or other applicable law as in effect from time to time.

SECTION 2.2      Experience. A Director shall have had at least three (3) years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three (3) years of relevant real estate experience.

SECTION 2.3      Committees. Subject to the MGCL, the Directors may establish such committees as they deem appropriate, in their discretion, provided that the majority of the members of each committee are Independent Directors.

SECTION 2.4      Initial Board; Term. The initial Directors are James M. Seneff, Jr. and Robert A. Bourne. Each Director shall hold office for one (1) year from the date of his or her election, until the next annual meeting of Stockholders and until his or her successor shall have been duly elected and shall have qualified. Directors may be elected to an unlimited number of successive terms.

SECTION 2.5      Approval by Independent Directors. Upon such time as the Company is subject to the NASAA REIT Guidelines, a majority of the Independent Directors must approve all matters which are specified in sections II.A, II.C, II.F, II.G, IV.A, IV.B, IV.C, IV.D, IV.E, IV.F, IV.G, V.E, V.H, V.J, VI.A, VI.B.4 and VI.G. of the NASAA REIT Guidelines.

SECTION 2.6      Resignation, Removal or Death. Any Director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. A Director may be removed from office with or without cause only at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote, without the necessity for concurrence by the Directors, subject to the rights of any Preferred Shares to vote for such Directors. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director should be removed.

SECTION 2.7      Business Combination Statute. Notwithstanding any other provision of these Articles of Incorporation or any contrary provision of law, the Maryland Business Combination Statute, found in Title 3, subtitle 6 of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to any “business combination” (as defined in Section 3-601(e) of the MGCL, as amended from time to time, or any successor statute thereto) of the Company and any Person.

SECTION 2.8      Control Share Acquisition Statute. Notwithstanding any other provision of these Articles of Incorporation or any contrary provision of law, the Maryland Control Share Acquisition Statute, found in Title 3, subtitle 7 of the MGCL, as amended from time to time, or any successor statute thereto shall not apply to any acquisition of Securities of the Company by any Person.

ARTICLE 3

POWERS OF DIRECTORS

SECTION 3.1      General. The Directors shall have fiduciary duties to the Company and to the stockholders in accordance with the MGCL. Subject to the express limitations herein or in the Bylaws and to the general standard of care required of directors under the MGCL and other applicable law, (i) the business and affairs of the Company shall be managed under the direction of the Board of Directors and (ii) the Directors shall have full, exclusive and absolute power, control and authority over the Company Property and over the business of the Company as if they, in their own right, were the sole owners thereof, except as otherwise limited by these Articles of Incorporation. The Directors have established the written policies on investments and borrowing set forth in this Article III and Article V hereof and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such policies are carried out. The Directors may take any actions that, in their sole judgment and discretion, are necessary or desirable to conduct the business of the Company. Any construction of these Articles of Incorporation or determination made in good faith by the Directors concerning their powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Directors included in this Article III shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of these Articles of Incorporation or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Directors under the general laws of the State of Maryland as now or hereafter in force.

SECTION 3.2      Specific Powers and Authority. Subject only to the express limitations herein, and in addition to all other powers and authority conferred by these Articles of Incorporation or by law, the Board of Directors, without any vote, action or consent by the Stockholders, shall have and may exercise, at any time or times, in the name of the Company or on its behalf the following powers and authorities:

(i)      Investments. Subject to Article V and Section 9.5 hereof, to invest in, purchase or otherwise acquire and to hold Company Property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether such Company Property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Company acquires have a term greater or lesser than the term of office of the Directors or the possible termination of the Company, for such consideration as the Directors may deem proper (including cash, property of any kind or Securities of the Company); provided, however, that the Directors shall take such actions as they deem necessary and desirable to comply with any requirements of the MGCL relating to the types of Assets held by the Company.

(ii)      REIT Qualification. The Board of Directors shall use its best efforts to cause the Company to qualify for U.S. federal income tax treatment in accordance with the provisions of the Code applicable to REITs (as those terms are defined in Section 1.5 hereof). In furtherance of the foregoing, the Board of Directors shall use its best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Company as a REIT until such time as the Board of Directors determines that it no longer is in the best interests of the Company to qualify as a REIT.

(iii)      Sale, Disposition and Use of Company Property. Subject to Article V and Sections 9.5 and 10.3 hereof, the Board of Directors shall have the authority to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Company, the Directors, the Advisor or their Affiliates) or otherwise dispose of any or all of the Company Property by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Company or the Directors by one or more of the Directors or by a duly authorized officer, employee, agent or nominee of the Company, on such terms as they deem appropriate; to give consents and make contracts relating to the Company Property and its use or other property or matters; to develop, improve, manage, use, alter or otherwise deal with the Company Property; and to rent, lease or hire from others property of any kind; provided, however, that the Company may not use or apply land for any purposes not permitted by applicable law.

(iv)      Financings. To borrow or, in any other manner, raise money for the purposes and on the terms they determine, which terms may (a) include evidencing the same by issuance of Securities of the Company and (b) may have such provisions as the Directors determine; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; to mortgage, pledge, assign, grant security interests in or otherwise encumber the Company Property to secure any such Securities of the Company, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Company or participate in any reorganization of obligors to the Company; provided, however, that the Company’s Leverage may not exceed three hundred percent (300%) of Net Assets except as provided in the following sentence. Any excess in borrowing over such three hundred percent (300%) level shall be approved by a majority of the Independent Directors and disclosed to Stockholders in the next quarterly report of the REIT, along with justification for such excess.

(v)      Lending. Subject to the provisions of Sections 5.6(vii) and 9.5 hereof, to lend money or other Company Property on such terms, for such purposes and to such Persons as they may determine.

(vi)      Issuance of Securities. Subject to the provisions of Article VII hereof, to create and authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Company, in shares, units or amounts of one or more types, series or classes, of Securities of the Company, which may have such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights, maturity dates, distribution, exchange, or liquidation rights or other rights as the Directors may determine, without vote of or other action by the Stockholders, to such Persons for such consideration, at such time or times and in such manner and on such terms as the Directors determine; to list any of the Securities of the Company on any securities exchange; to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Company; and to acquire Excess Shares from the Excess Shares Trust pursuant to Section 7.8(x).

(vii)      Expenses and Taxes. To pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Directors, for carrying out the purposes of these Articles of Incorporation and conducting business of the Company, including compensation or fees to Directors, officers, employees and agents of the Company, and to Persons contracting with the Company (including the Advisor and other Affiliates), and any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Company, the Company Property or the Directors in connection therewith; and to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.

(viii)    Collection and Enforcement. To collect, sue for and receive money or other property due to the Company; to consent to extensions of the time for payment, or to the renewal, of any Securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests or things relating to the Company, the Company Property or the Company’s affairs; and to exercise any rights and enter into any agreements and take any other action necessary or desirable in connection with the foregoing.

(ix)      Deposits. To deposit funds or Securities constituting part of the Company Property in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Directors determine.

(x)      Allocation; Accounts. To determine whether moneys, profits or other Assets of the Company shall be charged or credited to, or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other distribution on any investment as, or apportion it between, income and capital; in their discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any Company Property in such amounts and by such methods as they determine; to determine what constitutes net earnings, profits or surplus; to determine the method or form in which the accounts and records of the Company shall be maintained; and to allocate to the Stockholders’ equity account less than all of the consideration paid for Securities and to allocate the balance to paid-in capital or capital surplus.

(xi)      Valuation of Property. To determine the value of all or any part of the Company Property and of any services, Securities, or other consideration to be furnished to or acquired by the Company, and to revalue all or any part of the Company Property, all in accordance with such appraisals or other information as are reasonable, in their sole judgment.

(xii)      Ownership and Voting Powers. To exercise all of the rights, powers, options and privileges as the general partner of the Operating Partnership and pertaining to the ownership of any Mortgages, Securities, Real Estate Related Securities and other Company Property to the same extent that an individual owner might, including without limitation to vote or give any consent, request or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.

(xiii)    Officers, Etc.; Delegation of Powers. To elect, appoint or employ such officers for the Company and such committees of the Board of Directors with such powers and duties as the Directors may determine, the Company’s Bylaws provide or the MGCL requires; to engage, employ or contract with and pay compensation to any Person (including subject to Section 9.5 hereof, the Advisor or any Director and Person who is an Affiliate of any Director or the Advisor) as agent, representative, Advisor, member of an advisory board, employee or independent contractor (including advisors, consultants, transfer agents, registrars, underwriters, accountants, attorneys-at-law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Directors may determine; to delegate to one or more Directors, officers or other Persons engaged or employed as aforesaid or to committees of Directors or to the Advisor, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds, contracts, leases or other instruments, either in the names of the Company, the Board of Directors or as its attorneys or otherwise, as the Directors may determine; and to establish such committees as they deem appropriate.

(xiv)   Associations. Subject to Section 9.5 hereof, to cause the Company to enter into joint ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships or associations of any kind.

(xv)    Reorganizations, Etc. Subject to Sections 10.2 and 10.3 hereof, to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Company Property, carry on any business in which the Company shall have an interest or otherwise exercise the powers the Directors deem necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of these Articles of Incorporation; to merge or consolidate the Company with any Person; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Company Property to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Company holds, or is about to acquire, Securities or any other interests.

(xvi)    Insurance. To purchase and pay for out of Company Property insurance policies insuring the Stockholders, the Company and the Company Property against any and all risks, and insuring the officers, Directors, Advisors and Affiliates of the Company individually (each an “Insured”) against all claims and liabilities of every nature arising by reason of holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted by the Insured in such capacity. Nothing contained herein shall preclude the Company from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers’ compensation, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming the Insured as an additional insured party thereunder.

(xvii)   Distributions. To authorize the Company to declare and pay dividends or other Distributions to Stockholders, subject to the provisions of Section 7.2 hereof.

(xviii)  Discontinue Operations; Bankruptcy. To discontinue the operations of the Company (subject to Section 10.2 hereof); to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Company Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Company or the Directors or otherwise defending or responding to such foreclosure; or to take such other action with respect to indebtedness or other obligations of the Directors, the Company Property or the Company as the Directors, in such capacity, and in their discretion may determine.

(xix)    Termination of Status. To terminate the status of the Company as a real estate investment trust under the REIT Provisions of the Code.

(xx)    Fiscal Year. Subject to the Code, to adopt, and from time to time change, a fiscal year for the Company.

(xxi)    Seal. To adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Company.

(xxii)   Bylaws. To adopt, implement and from time to time alter, amend or repeal the Bylaws of the Company relating to the business and organization of the Company, provided that such amendments are not inconsistent with the provisions of these Articles of Incorporation, and further provided that the Directors may not amend the Bylaws, without the affirmative vote of a majority of the Equity Shares, to the extent that such amendments adversely affect the rights, preferences and privileges of Stockholders.

(xxiii)  Listing of Common Shares. To cause the Listing at any time after completion or termination of the Initial Public Offering.

(xxiv)  Further Powers. To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which they deem necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of these Articles of Incorporation, even if such powers are not specifically provided hereby.

SECTION 3.3      Determination of Best Interest of Company. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Directors consistent with these Articles of Incorporation, shall be final and conclusive and shall be binding upon the Company and every Stockholder: (i) the amount of the Net Income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its capital stock or the payment of other Distributions; (ii) the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operation, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (iii) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (iv) any interpretation of the provisions of these Articles of Incorporation, including the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of shares; (v) the fair value, or any sale, bid or ask price to be applied in determining the fair value, of any asset owned or held by the Company or the Operating Partnership or of any Equity Shares; (vi) the number of shares of any class; (vii) any matter relating to the acquisition, holding and disposition of any Assets by the Company or the Operating Partnership; (viii) any matter relating to the qualification of the Company as a REIT or election of a different tax status for the Company; or (ix) any other matter relating to the business and affairs of the Company or the Operating Partnership or required or permitted by applicable law, the Articles of Incorporation, the Bylaws or otherwise to be determined by the Directors.

ARTICLE 4

ADVISOR

SECTION 4.1      Appointment and Initial Investment of Advisor. The Directors are responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Company. However, the Directors are not required personally to conduct the business of the Company, and they may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with the Company or any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Directors may, in their sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained. Notwithstanding the foregoing, a Person hired or retained by the Company or the Advisor to perform the property or other asset management and related services for the Company or the Operating Partnership that is not hired or retained to perform substantially all of the functions of the Advisor with respect to the Company or the Operating Partnership as a whole shall not be deemed to be an Advisor.

SECTION 4.2      Supervision of Advisor. The Directors shall evaluate the performance of the Advisor before entering into or renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the Board. The Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions that conform to general policies and principles established by the Directors. The Directors shall establish written policies on investments and borrowings and shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Stockholders and are fulfilled. The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Company, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board. The Independent Directors also will be responsible for reviewing, from time to time and at least annually, the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as (i) the amount of the fees paid to the Advisor in relation to the size, composition and performance of the Assets, (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company, (iii) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business, (v) the quality and extent of service and advice furnished by the Advisor, (vi) the performance of the Assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and (vii) the quality of the Assets relative to the investments generated by the Advisor for its own account. The Independent Directors may also consider all other factors that it deems relevant, and the findings of the Independent Directors on each of the factors considered shall be recorded in the minutes of the Board. The Directors shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.

SECTION 4.3      Fiduciary Obligations. The Advisor shall have a fiduciary responsibility and duty to the Company and to the Stockholders.

SECTION 4.4      Affiliation and Functions. The Directors, by resolution or in the Bylaws, may provide guidelines, provisions or requirements concerning the affiliation and functions of the Advisor.

SECTION 4.5      Termination. Either a majority of the Independent Directors or the Advisor may terminate the Advisory Agreement on sixty (60) days’ written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Company and the Directors in making an orderly transition of the advisory function.

SECTION 4.6      Disposition Fee. If the Advisor, its Affiliates or related parties provide a substantial amount of the services (as determined in good faith by a majority of the Independent Directors) in connection with either a Liquidity Event or the Sale or transfer of one or more Assets of the Company, the Advisor, Affiliate or related party shall receive a disposition fee (the “Disposition Fee”) in an amount equal to (a) one percent (1%) of the total market capitalization of the Company upon the occurrence of a Listing, or one percent (1%) of the gross consideration paid to the Company or its Stockholders upon the occurrence of any other Liquidity Event (including the Sale or transfer of the Company or a portion thereof), or (b) one percent (1%) of the gross sales price upon the Sale or transfer of one or more Assets (including a Sale of all of the Assets). When a real estate or brokerage commission is payable in connection with a particular transaction, the total Disposition Fee paid by the Company to all Persons, as applicable, when added to the sum of all real estate and brokerage fees and commissions paid to unaffiliated parties, shall not exceed the lesser of (x) a Competitive Real Estate Commission or (y) six percent (6%) of the gross sales price. Notwithstanding the foregoing, upon the occurrence of a Liquidity Event or the Sale of all of the Company’s Assets, in no event shall the Disposition Fee payable to the Advisor exceed one percent (1%) of the gross market capitalization or the gross sales price, respectively. Any such Disposition Fee deemed to be earned by the Advisor, Affiliate or related party shall be paid by the Company or the Operating Partnership to the Advisor, Affiliate or related party upon the closing of the transaction. In the event of a Sale of all the Company’s Assets, or the Sale or transfer of the Company or a portion thereof, the Company shall have the option to pay the Disposition Fee in cash, Listed equity Securities received by Stockholders in connection with Sale of all of the Company’s Assets or the Sale or transfer of the Company, if applicable, or non-Listed equity Securities received by Stockholders in connection with the Sale of all of the Company’s Assets or the Sale or transfer of the Company, if applicable. Notwithstanding the foregoing, no Disposition Fee will be paid to the Advisor in connection with the Sale by the Company or the Operating Partnership of Real Estate Related Securities that are Securities, Permitted Investments that are Securities, or Loans that are Securities, but only to the extent that the foregoing items are held by the Company as investments; provided, however, a Disposition Fee in the form of a usual and customary brokerage fee may be paid by the Company or the Operating Partnership to an Affiliate or related party of the Advisor in connection with the disposition of Securities, if, at the time of such payment, such Affiliate or related party is a properly registered and licensed broker dealer (or equivalent) in the jurisdiction in which the Securities are being sold and has provided substantial services in connection with the disposition of the Securities. Any such Disposition Fee deemed to be earned by such Affiliate or related party shall be paid by the Company or the Operating Partnership to such Affiliate or related party upon the closing of the Sale of the Securities. Any Disposition Fee paid to an Affiliate or related party of the Advisor in connection with the Sale of Securities shall be included in Total Operating Expenses for purposes of calculating conformance with the 2%/25% Guidelines.

SECTION 4.7      Subordinated Share of Net Sales Proceeds. The Subordinated Share of Net Sales Proceeds (the “Subordinated Share of Net Sales Proceeds”) shall be payable to the Advisor in an amount equal to fifteen percent (15%) of the amount by which (i) the sum of (A) Net Sales Proceeds from Sales, and (B) the total Distributions paid to holders of Common Shares from the Company’s inception through the measurement date, and (C) the total of any Incentive Fees paid from inception through the measurement date exceeds (ii) the sum of (A) one hundred percent (100%) of Invested Capital and (B) the total Distributions required to pay the holders of Common Shares a Priority Return from the Company’s inception until the measurement date, including those paid prior to the date of payment. Such amount shall be calculated on the sooner of (X) the day that the Sale generating Net Sales Proceeds closes, or (Y) as applicable, the date of the determination of Market Value (to the extent that the Company elects to pay the Subordinated Share of Net Sales Proceeds in Listed equity Securities as contemplated herein) and shall be paid no later than 30 days thereafter; provided that any amount that may be payable shall be reduced by all prior Incentive Fees paid. Following Listing, no Subordinated Share of Net Sales Proceeds will be paid to the Advisor. The Company shall have the option to pay the Subordinated Share of Net Sales Proceeds in the form of cash, Listed equity Securities received by Stockholders in connection with the Sale generating Net Sales Proceeds priced at Market Value (exclusive of the amount of any cash consideration included in the calculation thereof), if applicable, or non-Listed equity Securities received by Stockholders in connection with the Sale generating Net Sales Proceeds, if applicable.

SECTION 4.8      Subordinated Incentive Fee. Following a Liquidity Event, and within thirty (30) days following the calculation of Market Value as set forth herein, the Subordinated Incentive Fee shall be calculated and paid to the Advisor in an amount equal to 15% of the amount by which (i) the sum of (A) the Market Value, and (B) the total Distributions declared (and payable with respect to a record date prior to the effective date of the applicable Liquidity Event and a payment date after the date of such Liquidity Event) or paid to holders of Common Shares from the Company’s inception until the effective date of the Liquidity Event, and (C) the total of any Incentive Fees paid from inception through the effective date of the Liquidity Event exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the total Distributions required to pay the holders of Common Shares a Priority Return from the Company’s inception through the effective date of the Liquidity Event, including those paid prior to such date of determination. Such amount shall be reduced by all prior Incentive Fees paid. The Company shall have the option to pay such fee in the form of cash or Listed Equity Shares (subject to reasonable and customary lock-up provisions) or any combination of the foregoing.

SECTION 4.9      Performance Fee. Upon termination of the Advisory Agreement other than for Cause (as defined in the Advisory Agreement), the Advisor shall be entitled to receive a Performance Fee (the “Performance Fee”). The Performance Fee shall be calculated upon a Liquidity Event or Sale following the termination of the Advisory Agreement and (A) in the event of a Liquidity Event, the Performance Fee shall be calculated and paid in the same manner as the Subordinated Incentive Fee described in Section 4.8 above and (B) in the case of one or more Sales, the Performance Fee shall be calculated and paid in the same manner as the Subordinated Share of Net Sales Proceeds as described in Section 4.7 above; provided, however, that the amount of the Performance Fee paid to the Advisor shall be equal to the amount as calculated above multiplied by the quotient of (1) the Gross Proceeds raised from the initial effective date of the Advisory Agreement (the “Initial Effective Date”) to the effective date of the Termination Event, divided by (2) the Gross Proceeds raised from the Initial Effective Date through the date of the Liquidity Event or the Sale, as applicable. The Company shall have the option to pay the Performance Fee in cash, Listed Equity Shares priced at the Market Value (exclusive of the amount of any cash consideration included in the calculation thereof) or Listed equity Securities received by Stockholders in exchange for their Common Shares priced at Market Value (exclusive of the amount of any cash consideration included in the calculation thereof), such fee to be payable within thirty (30) days following final determination of the Performance Fee. If the Subordinated Incentive Fee or the Subordinated Share of Net Sales Proceeds is payable to the Advisor in connection with a Liquidity Event or Sale, then the Advisor shall not also receive a Performance Fee under this Section 4.9.

SECTION 4.10      Limitation on Organizational and Offering Expenses. The total Organizational and Offering Expenses paid by the Company shall be reasonable and shall not exceed fifteen percent (15%) of the Gross Proceeds from the Company’s Offerings.

SECTION 4.11      Limitation on Acquisition Fees and Expenses. The total of all Acquisition Fees and Acquisition Expenses paid in connection with the acquisition of an Asset by the Company shall be reasonable, and shall in no event exceed in the aggregate, in the case of an Asset other than a Loan, an amount equal to six percent (6%) of the Contract Purchase Price of any Asset acquired or, in the case of a Loan, six percent (6%) of the funds advanced; provided, however, that a majority of the Directors (including the majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses exceeding these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

SECTION 4.12      Limitation on Total Operating Expenses. In any Expense Year commencing with the expiration of the fourth full fiscal quarter following the effective date of the Company’s Initial Public Offering, Total Operating Expenses shall not exceed the greater of two percent (2%) of Average Invested Assets or twenty-five percent (25%) of Net Income for that Expense Year unless approved by the Board of Directors as described in this Section 4.12. The Independent Directors shall have the fiduciary responsibility of limiting Total Operating Expenses to amounts that do not exceed the limitations described above unless the Independent Directors have made a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of Total Operating Expenses is justified for a particular period. Any such finding by the Independent Directors, and the reasons in support thereof, shall be recorded in the minutes of a meeting of the Board of Directors. The Company shall send written notice to each record holder of Equity Shares within sixty (60) days after the end of any fiscal quarter if Total Operating Expenses (for the twelve (12) months then ended) exceed two percent (2%) of Average Invested Assets or twenty-five percent (25%) of Net Income, whichever is greater, and the Independent Directors determine that the Company’s payment of such higher Total Operating Expenses is justified. In such cases, the notice must also contain an explanation of the factors the Independent Directors considered in arriving at the conclusion that such higher Total Operating Expenses are justified. If Total Operating Expenses exceed the limits described above, and if the Independent Directors are unable to conclude that the excess was justified then, within sixty (60) days after the end of the Company’s applicable Expense Year, the Advisor shall reimburse the Company the amount by which the aggregate Total Operating Expenses paid or incurred by the Company exceed the greater of the limitations set forth in this Section 4.12.

SECTION 4.13      Asset Management Fee. The Company may pay the Advisor an Asset Management Fee as approved by the Board of Directors (the “Asset Management Fee”). The Asset Management Fee shall be reasonable in relation to the nature and quality of services performed by the Advisor. All or any portion of the Asset Management Fee not paid in any fiscal year shall be deferred without interest and may be paid in the succeeding fiscal year(s).

ARTICLE 5

INVESTMENT OBJECTIVES AND LIMITATIONS

SECTION 5.1      Investment Objectives. The Company’s primary investment objectives are to invest in a diversified portfolio of assets that will allow the Company to: (i) pay attractive and steady cash distributions; (ii) preserve, protect and grow the Invested Capital; and (iii) explore liquidity options in the future, including the sale of either the Company or the Company’s Assets, potential merger opportunities, or the Listing of the Common Shares.

SECTION 5.2      Minimum Capital. Prior to the effectiveness of the Company’s Initial Public Offering, the Sponsor or any Affiliate shall contribute to the Company an amount no less than the lesser of: (i) ten percent (10%) of the Net Assets upon completion of the Offering; or (ii) $200,000 as an initial investment. The Sponsor or any Affiliate may not sell this initial investment while the Sponsor remains a Sponsor, but may transfer Equity Shares to other Affiliates.

SECTION 5.3      Review of Objectives. The Board, including the Independent Directors, shall review the investment policies of the Company with sufficient frequency and at least annually to determine that the policies being followed by the Company are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Directors.

SECTION 5.4      Appraisal of Real Property. The consideration paid for Real Property acquired by the Company shall ordinarily be based on the fair market value of the Real Property as determined by a majority of the Directors. In cases in which a majority of the Independent Directors so determine, and in all cases in which Assets are acquired from the Advisor, Directors, Sponsor, or Affiliates thereof, such fair market value shall be determined by an Independent Appraiser selected by the Independent Directors.

SECTION 5.5      Certain Permitted Investments. Other than investments prohibited by Section 5.6 hereof, the Company may make investments which it may lawfully make under applicable law and which shall include without limitation:

(i)      Assets, as defined in Article I hereof.

(ii)      Joint Ventures with the Sponsor, Advisor, one or more Directors or any Affiliate, only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint venturers.

(iii)      bank accounts, money market funds or other current assets.

SECTION 5.6      Investment Limitations. Until such time as the Common Shares are Listed, the Company may not:

(i)      invest more than ten percent of its total assets in Unimproved Real Property or Mortgage Loans on Unimproved Real Property.

(ii)      invest in commodities or commodity future contracts, except for futures contracts, when used solely for hedging purposes in connection with the Company’s ordinary business of investing in real estate assets and mortgages.

(iii)      invest in or make any Mortgage Loan (excluding any investment in mortgage programs, commercial mortgage-backed securities or residential mortgage-backed securities) unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the Advisor, Sponsor, Directors, or any Affiliates thereof, such appraisal of the underlying property must be obtained from an Independent Appraiser. Such appraisal shall be maintained in the Company’s records for at least five years and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

(iv)      make or invest in any Mortgage Loan (excluding any investment in mortgage programs, commercial mortgage-backed securities or residential mortgage-backed securities), including a construction loan, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to eighty-five percent (85%) of the appraised value of the property as determined by appraisal unless the Board concludes that substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company” will include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent per annum of the principal balance of the loan.

(v)      make or invest in any Mortgage Loan secured by a Mortgage on real property which is subordinate to the lien or other indebtedness of the Advisor, any Director, the Sponsor or any Affiliate of the Company.

(vi)      issue (a) equity Securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Shares to the Company pursuant to any repurchase plan adopted by the Board; (b) debt Securities unless the historical debt service coverage in the most recently completed fiscal year as adjusted for known changes is sufficient to properly service that higher level of debt; (c) equity Securities on a deferred payment basis or under similar arrangements; (d) non-voting or assessable equity Securities or (e) options warrants or other similar evidences of a right to buy equity Securities (collectively, “Options”); provided, however, that Options may be issued: (1) to all of the Stockholders of the Company ratably, (2) as part of a financing arrangement, or (3) as part of a Stock Option Plan available to the Directors, executive officers or employees of the Company, or the Advisor or its Affiliates. Options or warrants may not be issued at exercise prices less than the fair market value of the underlying Securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Directors has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the Advisor, Directors, Sponsor or any Affiliate thereof shall not exceed ten percent of the outstanding Shares on the date of grant. The voting rights per Common Share (other than any publicly held Share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Common Share as the consideration paid to the Company for each privately offered Common Share bears to the book value of each outstanding publicly held Common Share.

(vii)      make loans to the Sponsor, Advisor, Directors, or any Affiliate thereof, except as otherwise provided for in this Section 5.6 or to wholly owned subsidiaries of the Company, Joint Ventures or partnerships in which the Company owns an interest.

(viii)      borrow money from the Sponsor, Advisor, Directors or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction conclude that the transaction is fair, competitive and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.

(ix)      incur Leverage that is unreasonable in relation to the Net Assets and that exceeds three hundred percent (300%) of Net Assets, except as approved by a majority of the Independent Directors and disclosed to Stockholders in the next quarterly report of the Company following such borrowing, along with justification for the excess.

(x)      invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

(xi)      invest in equity Securities unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable and determine that the transaction will not jeopardize the Company’s ability to qualify and remain qualified as a REIT; provided, however, that the requirements of this section shall not apply to the purchase by the Company of its own Securities pursuant to its redemption plan or, when traded on a secondary market or on a national securities exchange or inter-dealer quotation system, if a majority of the Directors (including a majority of the Independent Directors) determine the purchase to be in the best interests of the Company.

(xii)      invest in any Security of any entity holding investments or engaging in activities prohibited by these Articles of Incorporation.

(xiii)     operate so as to be classified as an “investment company” under the Investment Company Act of 1940, as amended.

(xiv)     make any investment that the Company believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT.

(xv)      invest in indebtedness (“Junior Debt”) collateralized by a Mortgage on Real Property that is subordinate to a lien or other indebtedness (“Senior Debt”), except where the amount of such Junior Debt, plus the outstanding amount of Senior Debt, does not exceed 90% of the appraised value of such Real Property, if after giving effect thereto, the value of all such investments (as shown on the books of the Company in accordance with GAAP after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the tangible Assets of the Company. The value of all investments in Junior Debt that does not meet the foregoing requirements shall be limited to 10% of the tangible Assets of the Company (which is included within the foregoing 25% limitation).

(xvi)     engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in “asset coverage” of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. For purpose of this provision, “asset coverage” means the ratio that the value of the total Assets of the Company, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowing of the Company.

(xvii)    invest in any foreign currency or bullion or engage in short sales.

(xviii)   engage in underwriting or the agency distribution of Securities issued by others or in trading (as compared to investment activities).

ARTICLE 6

CONFLICTS OF INTEREST

SECTION 6.1      Sales and Leases to Company. The Company may purchase or lease an Asset or Assets from the Sponsor, the Advisor, a Director, or any Affiliate thereof only upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair and reasonable to the Company and at a price to the Company no greater than the cost of the Asset to such Sponsor, Advisor, Director or Affiliate, or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price of any such property to the Company exceed its current appraised value.

SECTION 6.2      Sales and Leases to the Sponsor, Advisor, Directors or Affiliates. An Advisor, Sponsor, Director or Affiliate thereof may purchase or lease Assets from the Company only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.

SECTION 6.3      Other Transactions. No goods or services will be provided to the Company by the Advisor or its Affiliates except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with these Articles of Incorporation or a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

ARTICLE 7

SHARES

SECTION 7.1      Authorized Shares. The total number of shares of capital stock which the Company is authorized to issue is one billion six hundred twenty million (1,620,000,000) shares, consisting of one billion one hundred twenty million (1,120,000,000) Common Shares (as described in Section 7.3(ii) hereof), three hundred million (300,000,000) Excess Shares (as described in Section 7.8 hereof) and two hundred million (200,000,000) Preferred Shares (as described in Section 7.4 hereof). All such shares shall be fully paid and non-assessable when issued. Shares of capital stock of the Company may be issued for such consideration as the Directors determine, or if issued as a result of a stock dividend or stock split, without any consideration. The Directors, without action by the Stockholders, may amend these Articles of Incorporation to increase or decrease the aggregate number of shares of capital stock of the Company or the number of shares of capital stock of any class that the Company has the authority to issue.

SECTION 7.2      Distribution Rights. The Directors from time to time may declare and pay to Stockholders such dividends or Distributions in cash or other property as the Directors in their discretion shall determine. The Directors shall endeavor to declare and pay such dividends and Distributions as shall be necessary for the Company to qualify as a real estate investment trust under the REIT Provisions of the Code; provided, however, Stockholders shall have no right to any dividend or Distribution unless and until declared by the Directors. The exercise of the powers and rights of the Directors pursuant to this section shall be subject to the provisions of any class or series of Equity Shares at the time outstanding. The receipt of cash or other property by any registered holder of Equity Shares (based on the Company’s records) or by such holder’s duly authorized agent shall be sufficient to discharge the Company’s obligations with respect to the dividend or Distribution of such cash or other property, and the Company shall have no liability to inquire further with respect to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of these Articles of Incorporation; or distributions of in-kind property as long as the Directors: (i) advise each Stockholder of the risks associated with direct ownership of the property; (ii) offer each Stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those Stockholders who accept the Directors’ offer.

SECTION 7.3      Common Shares.

(i)      Common Shares Subject to Terms of Preferred Shares. The Common Shares shall be subject to the express terms of any series of Preferred Shares.

(ii)      Description. Common Shares shall have a par value of $0.01 per share and shall entitle the holders to one (1) vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 8.2 hereof, and shares of a particular class of issued Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, appraisal, conversion or exchange rights. The Directors are hereby expressly authorized, from time to time, to classify or reclassify and issue any unissued Common Shares by setting or changing the number, designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of any such Common Shares and, in such event, the Company shall file for record with the State Department of Assessments and Taxation of the State of Maryland amended articles in substance and form as prescribed by Title 2 of the MGCL.

(iii)      Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to holders of the Common Shares shall be determined in accordance with applicable law. Subject to Section 7.8(vi) hereof, each holder of Common Shares shall be entitled to receive, ratably with each other holder of Common Shares, that portion of such aggregate assets available for distribution to the Common Shares as the number of the outstanding Common Shares held by such holder bears to the total number of outstanding Common Shares.

(iv)      Voting Rights. Except as may be provided in these Articles of Incorporation, and subject to the express terms of any series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common Stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders of the Company, and shall be entitled to one (1) vote for each Common Share entitled to vote at such meeting.

SECTION 7.4      Preferred Shares. The Directors are hereby expressly authorized, from time to time, to authorize and issue one or more series of Preferred Shares. Prior to the issuance of each such series, the Board of Directors, by resolution, shall fix the number of shares to be included in each series, and the terms, rights, restrictions and qualifications of the shares of each series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i)      The designation of the series, which may be by distinguishing number, letter or title.

(ii)      The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.

(iii)      The redemption rights, including conditions and the price or prices, if any, for shares of the series.

(iv)      The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.

(v)      The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of shares of the series.

(vi)      Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation or other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

(vii)      Restrictions on the issuance of shares of the same series or of any other class or series.

(viii)      The voting rights of the holders of shares of the series subject to the limitations contained in this Section 7.4.

(ix)      Any other relative rights, preferences and limitations on that series.

Subject to the express provisions of any other series of Preferred Shares then outstanding, and notwithstanding any other provision of these Articles of Incorporation, the Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Shares, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Shares.

SECTION 7.5      General Nature of Equity Shares. All Equity Shares shall be personal property entitling the Stockholders only to those rights provided in these Articles of Incorporation, the MGCL or in the resolution creating any class or series of such shares. The legal ownership of the Company Property and the right to conduct the business of the Company are vested exclusively in the Directors; the Stockholders shall have no interest therein other than the interest in the Company conferred by their Equity Shares and shall have no right to compel any partition, division, dividend or Distribution of the Company or any of the Company Property. The death of a Stockholder shall not terminate the Company or give his legal representative any rights against other Stockholders, the Directors or the Company Property, except the right, exercised in accordance with applicable provisions of the Bylaws, to require the Company to reflect on its books the change in ownership of the Equity Shares. Holders of Equity Shares shall not have any preemptive or other right to purchase or subscribe for any class of securities of the Company which the Company may at any time issue or sell.

SECTION 7.6      No Issuance of Share Certificates. The Company shall not issue share certificates except to Stockholders who make a written request to the Company. A Stockholder’s investment shall be recorded on the books of the Company. To transfer his or her Equity Shares, a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon request. Such transfer will also be recorded on the books of the Company.

SECTION 7.7      Restrictions on Ownership and Transfer.

(i)      Definitions.      For purposes of Sections 7.7 and 7.8 and any other provision of these Articles of Incorporation, the following terms shall have the meanings set forth below:

“Acquire” shall mean the acquisition of Beneficial Ownership or Constructive Ownership of Equity Shares by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Equity Shares, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered a Beneficial Owner or a Constructive Owner. The terms “Acquires” and “Acquisition” shall have correlative meanings.

“Articles Effective Date” shall mean the date upon which these Articles of Incorporation are accepted for record by the State Department of Assessments and Taxation of the State of Maryland.

“Beneficial Ownership” when used with respect to ownership of Equity Shares by any Person, shall mean ownership of Equity Shares which are (a) directly owned by such Person, (b) indirectly owned by such Person for purposes of Section 542(a)(2) of the Code, taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code or (c) beneficially owned by such Person pursuant to Rule 13d-3 under the Exchange Act. Whenever a Person Beneficially Owns Equity Shares that are not actually outstanding (e.g., shares issuable upon the exercise of an option or convertible security) (“Option Shares”), then, whenever these Articles of Incorporation require a determination of the percentage of outstanding shares of a class of Equity Shares Beneficially Owned by that Person, the Option Shares Beneficially Owned by that Person shall also be deemed to be outstanding. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.

“Beneficiary” shall mean, with respect to any Excess Shares Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Company as the beneficiary or beneficiaries of such Excess Shares Trust, in accordance with the provisions of Section 7.8(iv).

“Business Day” shall mean any weekday that is not an official holiday in the State of Florida.

“Constructive Ownership” shall mean ownership of Equity Shares by a Person who is or would be treated as a direct or indirect owner of such Equity Shares through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have correlative meanings.

“Excepted Holder” shall mean a Stockholder of the Company for whom an Excepted Holder Limit is created by the Board of Directors of the Company pursuant to Section 7.7(iv)(b) hereof.

“Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors of the Company pursuant to Section 7.7(iv)(b), the ownership limit with respect to the Equity Shares of the Company established by the Board of Directors of the Company pursuant to Section 7.7(iv)(b) for or in respect of such holder.

“Excess Shares Trust” shall mean any separate trust created and administered in accordance with the terms of Section 7.8(iv) for the exclusive benefit of any Beneficiary.

“Individual” shall mean (a) an “individual” within the meaning of Section 542(a)(2) of the Code, as modified by Section 856(h)(3) of the Code and/or (b) any beneficiary of a “qualified trust” (as defined in Section 856(h)(3)(E) of the Code) which qualified trust is eligible for look-through treatment under Section 856(h)(3)(A) of the Code for purposes of determining whether a REIT is closely held under Section 856(a)(6) of the Code.

“Market Price” shall mean, until the Common Shares are Listed, the price per Common Share if Equity Shares have been sold during the prior quarter pursuant to a registration statement filed with the Commission and otherwise a price per Common Share determined on the basis of a quarterly valuation of the Company’s assets. Upon Listing, market price shall mean the average of the Closing Prices for the ten (10) consecutive Trading Days immediately preceding such day (or those days during such ten (10)-day period for which Closing Prices are available). The “Closing Price” on any date shall mean (a) where there exists a public market for the Company’s Common Shares, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the OTC Bulletin Board (the “OTCBB”) or, if such system is no longer in use, the principal other automated quotation system that may then be in use or (b) if no public market for the Common Shares exists, the Closing Price will be determined by a single, independent appraiser selected by the Board of Directors of the Company which appraiser shall appraise the Market Price for such Common Shares within such guidelines as shall be determined by the Board of Directors of the Company.

“Non-Transfer Event” shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own a greater number of Equity Shares than such Person Beneficially Owned or Constructively Owned immediately prior to such event. Non-Transfer Events include, but are not limited to, (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares (or of Beneficial Ownership of shares) of Equity Shares or (b) the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for Equity Shares or for interests in any Person that directly or indirectly results in changes in Beneficial Ownership or Constructive Ownership of Equity Shares.

“Ownership Limit” shall mean, with respect to each class or series of Equity Shares, 9.8% (by number or value) of the outstanding shares of such Equity Shares.

“Permitted Transferee” shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 7.8(viii).

“Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from becoming or remaining the owner of record title to Equity Shares by the provisions of Section 7.8(i).

“Restriction Termination Date” shall mean the first day on which the Board of Directors of the Company determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify under the Code as a REIT.

“Subsidiary” shall mean any direct or indirect subsidiary, whether a corporation, partnership, limited liability company or other entity, of the Company.

“Trading Day” shall mean a day on which the principal national securities exchange on which any of the Common Shares are listed or admitted to trading is open for the transaction of business or, if none of the Common Shares are listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transfer” (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares (or of Beneficial Ownership of shares) of Equity Shares (including but not limited to the initial issuance of Common Shares by the Company), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. “Transfer” (as a verb) shall have the correlative meaning.

“Trustee” shall mean any Person or entity, unaffiliated with both the Company and any Prohibited Owner (and, if different than the Prohibited Owner, the Person who would have had Beneficial Ownership of the Equity Shares that would have been owned of record by the Prohibited Owner), designated by the Company to act as trustee of any Excess Shares Trust, or any successor trustee thereof.

(ii)      Restriction on Ownership and Transfer.

(a)      Except as provided in Section 7.7(iv)(a), from and after the Articles Effective Date and until the Restriction Termination Date, any Transfer of Equity Shares that, if effective, would cause the Company to Constructively Own a ten percent (10%) or greater ownership interest in a tenant of the Company or any direct or indirect Subsidiary of the Company within the meaning of Section 856(d)(2)(B) of the Code (other than a tenant that is a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code), shall be void ab initio as to the Transfer of that number of Equity Shares that would cause the Company to Constructively Own a ten percent (10%) or greater ownership interest in a tenant of the Company or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code (other than a tenant that is a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code), and the intended transferee shall acquire no rights in such Equity Shares.

(b)      (1)      Except as provided in Section 7.7(iv)(b), from and after the Articles Effective Date and until the Restriction Termination Date, no Person (other than an Excepted Holder) shall Beneficially Own shares of any class or series of Equity Shares in excess of the Ownership Limit and no Excepted Holder shall Beneficially Own shares of any class or series of Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(2)      Except as provided in Section 7.7(iv)(b), from and after the Articles Effective Date and until the Restriction Termination Date, any purported Transfer that, if effective, would result in any Person (other than an Excepted Holder) Beneficially Owning shares of any class or series of Equity Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of Equity Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such Equity Shares.

(3)      Except as provided in Section 7.7(iv)(b), from and after the Articles Effective Date and until the Restriction Termination Date, any purported Transfer that, if effective, would result in any Excepted Holder Beneficially Owning shares of any class or series of Equity Shares in excess of the applicable Excepted Holder Limit shall be void ab initio as to the Transfer of that number of Equity Shares which would be otherwise Beneficially Owned by such Excepted Holder in excess of the applicable Excepted Holder Limit established for such Excepted Holder by the Board of Directors of the Company pursuant to Section 7.7(iv)(b), and the intended transferee shall acquire no rights in such Equity Shares.

(4)      Notwithstanding anything to the contrary set forth herein, the provisions of this Section 7.7(ii)(b) shall be applied only insofar as may be necessary to accomplish the intents and purposes of the foregoing.

(c)      From and after the Articles Effective Date and until the Restriction Termination Date, any purported Transfer of Equity Shares that, if effective, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of Equity Shares that would cause the Company to be “closely held” within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such Equity Shares.

(d)      From and after the Articles Effective Date and until the Restriction Termination Date, any purported Transfer that, if effective, would result in Equity Shares being beneficially owned by fewer than 100 persons for purposes of Section 856(a)(5) of the Code shall be void ab initio and the intended transferee shall acquire no rights in such Equity Shares.

(e)      Except as provided in Section 7.7(iv)(a), from and after the Articles Effective Date and until the Restriction Termination Date, any purported Transfer that, if effective, would (1) cause any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company) who renders or furnishes services to one or more tenants of the Company or a Subsidiary which are not “related” to the Company within the meaning of Section 856(d)(2)(B)(i) of the Code (determined without regard to the provisions of Section 856(d)(8) of the Code), to be other than an “independent contractor” for purposes of Section 856(d)(3) of the Code, or (2) cause any Person who renders or furnishes services to a “taxable REIT subsidiary” of the Company which leases directly or indirectly from the Company a “qualified lodging facility” or a “qualified health care property” (each within the meaning of Section 856(d)(8)(B) of the Code) to be other than an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code, shall be void ab initio as to the Transfer of that number of Equity Shares that would cause such Person to be other than an “independent contractor” for purposes of Section 856(d)(3) of the Code or an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code, as applicable, and the intended transferee shall acquire no rights in such Equity Shares.

(iii)      Owners Required to Provide Information.

Until the Restriction Termination Date:

(a)      Every record owner of more than five percent (5%), or such lower percentages as is then required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Shares of the Company shall, no later than January 30 of each year, provide to the Company a written statement or affidavit stating the name and address of such record owner, the number of Equity Shares owned by such record owner, and a description of how such shares are held. Each such record owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company’s status as a REIT and to ensure compliance with the Ownership Limit.

(b)      Each Person who is a Beneficial Owner of Equity Shares and each Person (including the stockholder of record) who is holding Equity Shares for a Beneficial Owner shall, within thirty (30) days of receiving written request from the Company therefor, provide to the Company a written statement or affidavit stating the name and address of such Beneficial Owner, the number of Equity Shares Beneficially Owned by such Beneficial Owner, a description of how such shares are held, and such other information as the Company may request in order to determine the Company’s status as a REIT and to ensure compliance with the Ownership Limit.

(iv)       Exceptions.

(a)      The Board of Directors of the Company, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence or undertakings acceptable to the Board of Directors of the Company, may, in its sole discretion, waive the application of Section 7.7(ii)(a) or Section 7.7(ii)(e) to a Person subject, as the case may be, to any such limitations on Transfer, provided that (1) the Board of Directors of the Company obtains such representations and undertakings from such Person as are reasonably necessary (as determined by the Board of Directors of the Company), if any, to ascertain that such Person’s Beneficial Ownership or Constructive Ownership of Equity Shares will not now or in the future result in the Company failing to satisfy the gross income limitations provided for in Sections 856(c)(2) and (3) of the Code and (2) insofar as required by the Board of Directors of the Company, such Person agrees in writing that any violation or attempted violation of (A) such other limitation as the Board of Directors of the Company may establish at the time of such waiver with respect to such Person or (B) such other restrictions and conditions as the Board of Directors of the Company may in its sole discretion impose at the time of such waiver with respect to such Person, will result, as of the time of such violation even if discovered after such violation, in the designation of such shares in excess of the original limit applicable to such Person as Excess Shares subject to the treatment provided in Section 7.8(i).

(b)      The Board of Directors of the Company, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence or undertakings acceptable to the Board of Directors of the Company, may, in its sole discretion, waive the application of the Ownership Limit to a Person otherwise subject to any such limit, provided that

(1) the Board of Directors of the Company obtains such representations and undertakings from such Person as are reasonably necessary (as determined by the Board of Directors of the Company), if any, to ascertain that such Person’s Beneficial Ownership or Constructive Ownership of Equity Shares will not now or in the future (A) result in the Company being “closely held” within the meaning of Section 856(h) of the Code, (B) cause the Company to Constructively Own a ten percent (10%) or greater ownership interest in a tenant of the Company or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code) and to fail either the seventy-five percent (75%) gross income test of Section 856(c)(3) of the Code or the ninety-five percent (95%) gross income test of Section 856(c)(2) of the Code, (C) result in the Equity Shares of the Company being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, or (D) cause the Company to receive “impermissible tenant service income” within the meaning of Section 856(d)(7) of the Code, and (2) such Person provides to the Board of Directors of the Company such representations and undertakings, if any, as the Board of Directors of the Company, may in its sole and absolute discretion, require (including, without limitation, an agreement as to a reduced Ownership Limit or Excepted Holder Limit for such Person with respect to the Beneficial Ownership of one or more other classes of Equity Shares not subject to the exception), and, insofar as required by the Board of Directors of the Company, such Person agrees in writing that any violation or attempted violation of (A) such other limitation as the Board of Directors of the Company may establish at the time of such waiver with respect to such Person or (B) such other restrictions and conditions as the Board of Directors of the Company may in its sole discretion impose at the time of such waiver with respect to such Person, will result, as of the time of such violation even if discovered after such violation, in the designation of such shares in excess of the original limit applicable to such Person as Excess Shares subject to the treatment provided in Section 7.8(i).

(c)      The Board of Directors of the Company may only reduce the Excepted Holder Limit for an Excepted Holder (1) with the written consent of such Excepted Holder at any time or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit. Notwithstanding the foregoing, nothing in this Section 7.7(iv)(c) is intended to limit or modify the restrictions on ownership contained in Section 7.7(ii)(b) and the authority of the Board of Directors of the Company under Section 7.7(iv)(a).

(v)      Public Market. Notwithstanding any provision contained herein to the contrary, nothing in these Articles of Incorporation shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or any automated quotation system. In no event, however, shall the existence or application of the preceding sentence have the effect of deterring or preventing the designation of Equity Shares as Excess Shares as contemplated herein.

(vi)      Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.7, including any definition contained in Section 7.7(i) above, the Board of Directors of the Company shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section 7.7 with respect to any situation based on the facts known to it.

(vii)    Remedies Not Limited. Except as set forth in Section 7.7(v) above, nothing contained in this Section 7.7 or Section 7.8 shall limit the authority of the Company to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders by preservation of the Company’s status as a REIT and to ensure compliance with the Ownership Limit or the Excepted Holder Limit.

(viii)    Notice to Stockholders Upon Issuance or Transfer. Upon issuance or transfer of Equity Shares, the Company shall provide the recipient with a notice containing information about the shares purchased or otherwise transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

“The securities issued or transferred are subject to restrictions on transfer and ownership for the purpose of maintenance of the Company’s status as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided pursuant to the Articles of Incorporation of the Company, no Person may (a) Beneficially or Constructively Own Common Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding Common Shares; (b) Beneficially or Constructively Own shares of any series of Preferred Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding shares of such series of Preferred Shares; or (c) Beneficially or Constructively Own Common Shares or Preferred Shares (of any class or series) which would result in the Company being “closely held” under Section 856(h) of the Code or which otherwise would cause the Company to fail to qualify as a REIT. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership, of Common Shares and/or Preferred Shares in excess of the above limitations must immediately notify the Company in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, must give written notice to the Company at least 15 days prior to the proposed or attempted Transfer, transaction or other event. Any purported Transfer of Common Shares and/or Preferred Shares which results in violation of the ownership or transfer limitations set forth in the Company’s Articles of Incorporation shall be void ab initio and the intended transferee shall not have or acquire any rights in such Common Shares and/or Preferred Shares. If the transfer and ownership limitations referred to herein are violated, the Common Shares or Preferred Shares represented hereby will constitute Excess Shares to the extent of violation of such limitations, and such Excess Shares will be automatically transferred to an Excess Shares Trust, all as provided by the Articles of Incorporation of the Company. All defined terms used in this legend have the meanings identified in the Company’s Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests.”

SECTION 7.8      Excess Shares.

(i)      Excess Shares.

(a)      If, notwithstanding the other provisions contained in the Articles of Incorporation, from and after the Articles Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person (other than an Excepted Holder) would Beneficially Own shares of any class or series of Equity Shares in excess of the Ownership Limit, or such that any Person that is an Excepted Holder would Beneficially Own shares of any class or series of Equity Shares in excess of the applicable Excepted Holder Limit, then, except as otherwise provided in Section 7.7(iv), (1) the purported transferee shall be deemed to be a Prohibited Owner except as otherwise provided in this Section 7.8 and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the Equity Shares Beneficially Owned by such Beneficial Owner shall cease to own any right or interest) in such number of Equity Shares the ownership of which by a Beneficial Owner would cause (A) a Person to Beneficially Own shares of any class or series of Equity Shares in excess of the Ownership Limit or (B) an Excepted Holder to Beneficially Own shares of any class or series of Equity Shares in excess of the applicable Excepted Holder Limit, as the case may be, (2) such number of Equity Shares in excess of the Ownership Limit or the applicable Excepted Holder Limit, as the case may be (rounded up to the nearest whole share), shall automatically be exchanged for “Excess Shares” and shall be treated as provided in this Section 7.8 and (3) the Prohibited Owner shall submit the certificates, if any, representing such number of Equity Shares to the Company, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Excess Shares Trust. Such designation and treatment shall be effective as of the close of trading on the Business Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates, if any, representing such Equity Shares may be submitted to the Company at a later date.

(b)      If, notwithstanding the other provisions contained in the Articles of Incorporation, (1) from and after the Articles Effective Date and prior to the Restriction Termination Date there is a purported Transfer or Non-Transfer Event that, if effective, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, (2) from and after the Articles Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would cause the Company to Constructively Own a ten percent (10%) or greater ownership interest in a tenant of the Company or a Subsidiary for purposes of Section 856(d)(2)(B) of the Code (other than a tenant that is a “taxable REIT Subsidiary” (within the meaning of Section 856(l) of the Code) of the

Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code), (3) from and after the Articles Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event, that, if effective, would result in the Equity Shares being beneficially owned by fewer than 100 persons for purposes of Section 856(a)(5) of the Code, or (4) from and after the Articles Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (A) cause any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company) who renders or furnishes services to one or more tenants of the Company or a Subsidiary which are not “related” to the Company within the meaning of Section 856(d)(2)(B)(i) of the Code (determined without regard to the provisions of Section 856(d)(8) of the Code), to be other than an “independent contractor” for purposes of Section 856(d)(3) of the Code, or (B) cause any Person who renders or furnishes services to a “taxable REIT subsidiary” of the Company which leases, directly or indirectly from the Company, a “qualified lodging facility” or a “qualified health care property” within the meaning of Section 856(d)(8)(B) of the Code, to be other than an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code, then, except to the extent a waiver was obtained with respect to such restriction pursuant to Section 7.7(iv), (X) the purported transferee shall be deemed to be a Prohibited Owner and except as otherwise provided in this Section 7.8 shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the Equity Shares with respect to which such Non-Transfer Event occurred shall cease to own any right or interest) in such number of Equity Shares, the ownership of which by such purported transferee or record holder would (AA) result in the Company being “closely held” within the meaning of Section 856(h) of the Code, (BB) cause the Company to Constructively Own a ten percent (10%) or greater ownership interest in a tenant of the Company or a Subsidiary for purposes of Section 856(d)(2)(B) of the Code (other than a “taxable REIT Subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code), (CC) result in the Equity Shares being beneficially owned by fewer than 100 persons for purposes of Section 856(a)(5) of the Code, or (DD)(i) cause any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company) who renders or furnishes services to one or more tenants of the Company or a Subsidiary which are not “related” to the Company within the meaning of Section 856(d)(2)(B)(i) of the Code (determined without regard to the provisions of Section 856(d)(8) of the Code), to be other than an “independent contractor” for purposes of Section 856(d)(3) of the Code, or (ii) cause any Person who renders or furnishes services to a “taxable REIT subsidiary” of the Company which leases from the Company, directly or indirectly, a “qualified lodging facility” or a “qualified health care property” within the meaning of Section 856(d)(8)(B) of the Code, to be other than an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code, (Y) such number of Equity Shares (rounded up to the nearest whole share) shall constitute “Excess Shares” and shall be treated as provided in this Section 7.8 and (Z) the Prohibited Owner shall submit certificates, if any, representing such number of Equity Shares to the Company, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Excess Shares Trust. Such designation and treatment shall be effective as of the close business on the Business Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates, if any, representing such Equity Shares may be submitted to the Company at a later date.

(ii)      Remedies for Breach. If the Company, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section 7.7(ii) or that a Person intends to Acquire or has attempted to Acquire Beneficial Ownership or Constructive Ownership of any Equity Shares in violation of Section 7.7(ii), the Company shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Company or instituting proceedings to enjoin such Transfer or Acquisition, but the failure to take any such action shall not affect the automatic designation of Equity Shares as Excess Shares and their transfer to an Excess Shares Trust in accordance with Section 7.8(i) and Section 7.8(iv).

(iii)      Notice of Restricted Transfer. Any Person who Acquires or attempts to Acquire Equity Shares in violation of Section 7.6(ii), or any Person whose Equity Shares were designated as Excess Shares and transferred to an Excess Shares Trust pursuant to Sections 7.8(i) and 7.8(iv), shall immediately give written notice to the Company, or, in the event of a proposed or attempted Transfer, Acquisition or purported change in Beneficial Ownership or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Company, of such event and shall provide to the Company such other information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, Acquisition, or Non-Transfer Event, as the case may be, on the Company’s status as a REIT.

(iv)      Ownership in Excess Shares Trust. Upon any purported Transfer, Acquisition, or Non-Transfer Event that results in Excess Shares pursuant to Section 7.8(i), such Excess Shares shall be automatically and by operation of law transferred to one or more Trustees as trustee of one or more Excess Shares Trusts to be held for the exclusive benefit of one or more Beneficiaries. Any designation of Equity Shares as Excess Shares and transfer to an Excess Shares Trust shall be effective as of the close of business on the Business Day prior to the date of the purported Transfer, Acquisition or Non-Transfer Event that results in the conversion. Excess Shares so held in trust shall remain issued and outstanding shares of capital stock of the Company.

(v)      Dividend Rights. Each Excess Share shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Board of Directors of the Company with respect to shares of the same class and series as the Equity Shares that were designated as Excess Shares. The Trustee, as record holder of the Excess Shares, shall be entitled to receive all dividends and distributions and shall hold all such dividends and distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such Excess Shares shall repay to the Excess Shares Trust the amount of any dividends or distributions received by it (a) that are attributable to any Equity Shares that have been designated as Excess Shares and (b) which were distributed by the Company to stockholders of record on a record date which was on or after the date that such shares were designated as Excess Shares. The Company shall have the right to take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on Equity Shares Beneficially Owned by the Person who, but for the provisions of Sections 7.7 and 7.8, would Constructively Own or Beneficially Own the Equity Shares that were designated as Excess Shares; and, as soon as reasonably practicable following the Company’s receipt or withholding thereof, shall pay over to the Excess Shares Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

(vi)      Rights upon Liquidation. In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, the Company, each holder of Excess Shares shall be entitled to receive, ratably with each holder of Equity Shares of the same class and series as the shares which were designated as Excess Shares and other holders of such Excess Shares, that portion of the assets of the Company that is available for distribution to the holders of such Equity Shares. The Excess Shares Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, winding up or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer or Acquisition in which the Prohibited Owner gave value for Equity Shares and which Transfer or Acquisition resulted in Excess Shares, the product of (a) the price per share, if any, such Prohibited Owner paid for the Equity Shares and (b) the number of Equity Shares which were so designated as Excess Shares and held by the Excess Shares Trust, and, in the case of a Non-Transfer Event or purported Transfer or Acquisition in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer or Acquisition, as the case may be, resulted in Excess Shares, the product of (1) the price per share equal to the Market Price for the shares that were so designated as such Excess Shares on the date of such Non-Transfer Event or purported Transfer or Acquisition and (2) the number of Equity Shares which were so designated as Excess Shares. Any remaining amount in such Excess Shares Trust shall be distributed to the Beneficiary; provided, however, that in the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the Assets of, the Company that occurs during the period in which the Company has the right to accept the offer to purchase Excess Shares under Section 7.8(x) hereof (but with respect to which the Company has not yet accepted such offer), then (A) the Company shall be deemed to have accepted such offer immediately prior to the time at which the liquidating distribution is to be determined for the holders of Equity Shares of the same class and series as the shares which were designated as Excess Shares (or such earlier time as is necessary to permit such offer to be accepted) and to have simultaneously purchased such shares at the price per share set forth in Section 7.8(x), (B) the Prohibited Owner with respect to such Excess Shares shall receive in connection with such deemed purchase the compensation amount set forth Section 7.8(ix) (as if such shares were purchased by the Company directly from the Excess Shares Trust), (C) the amount, if any, by which the deemed purchase price exceeds such compensation amount shall be distributed to the Beneficiary and (D) accordingly, any amounts that would have been distributed with respect to such Excess Shares in such liquidation, winding-up or distribution (if such deemed purchase had not occurred) in excess of the deemed purchase price shall be distributed to the holders of the Equity Shares and holders of Excess Shares resulting from such Equity Shares entitled to such distribution.

(vii)      Voting Rights. The holders of Excess Shares shall not be entitled to voting rights with respect to such shares. Any vote by a Prohibited Owner as a purported holder of Equity Shares prior to the discovery by the Company that such Equity Shares have been designated as Excess Shares shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Excess Shares; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind such vote.

(viii)    Designation of Permitted Transferee.

(a)      As soon as practicable after the Trustee acquires Excess Shares, but in an orderly fashion so as not to materially adversely affect the price of Equity Shares, the Trustee shall designate one or more Persons as Permitted Transferees and sell to such Permitted Transferees any Excess Shares held by the Trustee; provided, however, that (1) any Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Excess Shares and (2) any Permitted Transferee so designated may acquire such Excess Shares without violating any of the restrictions set forth in Section 7.7(ii) (assuming for this purpose the automatic re-designation of such Excess Shares into Equity Shares pursuant to clause (b) below) and without such acquisition resulting in the re-designation of the Equity Shares underlying the Excess Shares so acquired as Excess Shares and the transfer of such shares to an Excess Shares Trust pursuant to Sections 7.8(i) and 7.8(iv). The Trustee shall have the exclusive and absolute right to designate Permitted Transferees of any and all Excess Shares. Prior to any transfer by the Trustee of Excess Shares to a Permitted Transferee, the Trustee shall give not less than five (5) Business Days’ prior written notice to the Company of such intended transfer to enable the Company to determine whether to exercise or waive its purchase rights under Section 7.8(x). No such transfer by the Trustee of Excess Shares to a Permitted Transferee shall be consummated unless the Trustee has received a written waiver of the Company’s purchase rights under Section 7.8(x).

(b)      Upon the designation by the Trustee of a Permitted Transferee and compliance with the provisions of this Section 7.8(viii), the Trustee shall cause to be transferred to the Permitted Transferee the Excess Shares acquired by the Trustee pursuant to Section 7.8(iv). Upon such transfer of Excess Shares to the Permitted Transferee, such Excess Shares shall no longer constitute Excess Shares. The Trustee shall (1) cause to be recorded on the stock transfer books of the Company that the Permitted Transferee is the holder of record of such number of Equity Shares, and (2) distribute to the Beneficiary any and all amounts held with respect to such Excess Shares after making payment to the Prohibited Owner pursuant to Section 7.8(ix).

(c)      If the Transfer of Excess Shares to a purported Permitted Transferee would or does violate any of the transfer restrictions set forth in Section 7.7(ii) (assuming for this purpose that such Excess Shares shall no longer constitute Excess Shares pursuant to clause (b) above), such Transfer shall be void ab initio as to that number of Excess Shares that cause the violation of any such restriction when such shares are not Excess Shares (as described in clause (b) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such Excess Shares and such shares shall be automatically re-designated as Excess Shares and transferred to the Excess Shares Trust from which they were originally Transferred. Such designation and transfer to the Excess Shares Trust shall be effective as of the close of trading on the Business Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this Section 7.8 shall apply to such shares, including, without limitation, the provisions of Sections 7.8(viii) through 7.8(x) with respect to any future Transfer of such shares by the Excess Shares Trust.

(ix)      Compensation to Record Holder of Excess Shares. Any Prohibited Owner shall be entitled (following acquisition of the Excess Shares and subsequent designation of and sale of Excess Shares to a Permitted Transferee in accordance with Section 7.8(viii) or following the acceptance of the offer to purchase such shares in accordance with Section 7.8(x)) to receive from the Trustee following the sale or other disposition of such Excess Shares the lesser of (a)(1) in the case of a purported Transfer or Acquisition in which the Prohibited Owner gave value for Equity Shares and which Transfer or Acquisition resulted in the Excess Shares, the product of (A) the price per share, if any, such Prohibited Owner paid for the Equity Shares and (B) the number of Equity Shares which were so designated as Excess Shares and (2) in the case of a Non-Transfer Event or purported Transfer or Acquisition in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer or Acquisition, as the case may be, resulted in the Excess Shares, the product of (A) the price per share equal to the Market Price for the shares that were designated as Excess Shares on the date of such Non-Transfer Event or purported Transfer or Acquisition and (B) the number of Equity Shares which were so designated, (b) the proceeds received by the Trustee from the sale or other disposition of such Excess Shares in accordance with Section 7.8(viii) or Section 7.8(x) or (c) the pro-rata amount of such Prohibited Owner’s initial capital investment in the Company properly allocated to such Excess Shares (determined by multiplying the Prohibited Owner’s total initial capital investment in the Company by a fraction, the numerator of which is the number of shares of the Prohibited Owner’s Excess Shares and the denominator of which is the total number of Equity Shares held (or purported to be held) by the Prohibited Owner immediately prior to such designation as Excess Shares (including such Excess Shares)). Any amounts received by the Trustee in respect of such Excess Shares that is in excess of such amounts to be paid to the Prohibited Owner pursuant to this Section 7.8(ix) shall be distributed to the Beneficiary. Each Beneficiary and Prohibited Owner shall be deemed to have waived and, if requested, shall execute a written confirmation of the waiver of, any and all claims that it may have against the Trustee and the Excess Shares Trust arising out of the disposition of Excess Shares, except for claims arising out of the gross negligence or willful misconduct of such Trustee or any failure to make payments in accordance with this Section 7.8 by such Trustee.

(x)      Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Company or its designee, at a price per share equal to the lesser of (a) the price per share of Equity Shares in the transaction that created such Excess Shares (or, in the case of a Non-Transfer Event, Transfer or Acquisition in which the Prohibited Owner did not give value for the shares (e.g., if the shares were received through a gift or devise), the Market Price for the shares that were designated as Excess Shares on the date of such Non-Transfer Event, Transfer or Acquisition or (b) the Market Price for the shares that were designated as Excess Shares on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer for a period of ninety (90) days following the later of (1) the date of the Acquisition, Non-Transfer Event or purported Transfer which results in such Excess Shares or (2) the first to occur of (A) the date the Board of Directors of the Company first determined that an Acquisition, Transfer or Non-Transfer Event resulting in Excess Shares has occurred and (B) the date that the Company received a notice of such Acquisition, Transfer or Non-Transfer Event pursuant to Section 7.8(iii).

(xi)      Nothing in this Section 7.8 shall limit the authority of the Board of Directors of the Company to take such other action as it deems necessary or advisable to protect the Company and the interests of its Stockholders in preserving the Company’s status as a REIT.

SECTION 7.9      Severability. If any provision of this Article VII or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of this Article VII shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

SECTION 7.10      Waiver. The Company shall have authority at any time to waive the requirements that Equity Shares be designated and treated as Excess Shares or be deemed outstanding in accordance with the provisions of this Article VII if the Company determines, based on an opinion of nationally recognized tax counsel, that the designation and treatment of such shares as Excess Shares or the fact that such Excess Shares are deemed to be outstanding, would jeopardize the status of the Company as a REIT (as that term is defined in Section 1.5).

ARTICLE 8

STOCKHOLDERS

SECTION 8.1      Meetings of Stockholders. There shall be an annual meeting of the Stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted. The annual meeting will be held at a location convenient to the Stockholders, on a date which is a reasonable period of time following the distribution of the Company’s annual report to Stockholders but not less than thirty (30) days after delivery of such report. The Directors, including the Independent Directors, shall be required to take reasonable steps to insure that this is accomplished. A majority of the Equity Shares present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Directors, elect the Directors. A quorum shall be fifty percent (50%) of the then outstanding Equity Shares entitled to vote. Special meetings of Stockholders may be called in the manner provided in the Bylaws, including at any time by Stockholders holding, in the aggregate, not less than ten percent (10%) of the outstanding Equity Shares entitled to be cast on any issue proposed to be considered at any such special meeting. If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Directors determine or as provided by the Bylaws.

SECTION 8.2      Voting Rights of Stockholders. Subject to the provisions of any class or series of Equity Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters: (i) election or removal of Directors as provided in Sections 2.6 and 8.1 hereof; (ii) amendment of these Articles of Incorporation as provided in Section 10.1 hereof, which amendment shall not require the concurrence by the Board of Directors; (iii) dissolution of the Company as provided in Section 11.2 hereof; (iv) reorganization of the Company as provided in Section 10.2 hereof; (v) merger, consolidation or sale or other disposition of all or substantially all of the Company Property, as provided in Section 10.3 hereof; and (vi) modification or elimination of the Company’s investment limitations, as provided in Section 5.6 hereof. Notwithstanding the foregoing, for so long as the Company is subject to the NASAA REIT Guidelines, the investment limitations set forth in Section 5.6 hereof may not be modified or amended in any manner that would be inconsistent with section V.K. of the NASAA REIT Guidelines. Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Directors.

SECTION 8.3      Voting Limitations on Equity Shares held by the Advisor, Directors and Affiliates. With respect to Equity Shares owned by the Advisor, the Directors, or any of their Affiliates, neither the Advisor, nor the Directors, nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, Directors or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of Equity Shares necessary to approve a matter on which the Advisor, Directors and any of their Affiliates may not vote or consent, any Equity Shares owned by any of them shall not be included.

SECTION 8.4      Stockholder Action to be Taken by Meeting. Any action required or permitted to be taken by the Stockholders of the Company must be effected at a duly called annual or special meeting of Stockholders of the Company at which a quorum is present and may not be effected by any consent in writing of such Stockholders.

SECTION 8.5      Right of Inspection. Any Stockholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

SECTION 8.6      Access to Stockholder List.

(a)      Any Stockholder may: (i) in person or by agent, on written request, inspect and obtain copies during normal business hours the Company’s books and records and stock ledger; and (ii) present to any officer of the Company or its resident agent a written request for a statement if its affairs.

(b)      Any person or group of persons who together are and for at least six months have been Stockholders of record of at least five percent (5%) of the Company’s outstanding Equity Shares of any class may: (i) in person or by agent, on written request, inspect and copy during usual business hours the books and records and stock ledger of the Company; (ii) present to any officer or resident agent of the Company a written request for a statement of its affairs; and (iii) in the event the Company does not maintain the original or a duplicate stock ledger at its principal office, present to any officer or resident agent of the Company a written request for the Stockholder List. As used in this Section 8.6, the term “Stockholder List” means an alphabetical list of names and addresses of the Stockholders of the Company along with the number of Equity Shares held by each of the them.

(c)      The Company will maintain, or will direct the maintenance of, a Stockholder List. Such Stockholder List shall be continuously updated on no less than a quarterly basis to reflect changes in the information contained therein. The Company will mail the Stockholder List to any Stockholder meeting the requirements of 8.6(b) within ten days of the request. Such Stockholder List will be printed in alphabetical order, on white paper, and in a readily readable type size, in no event smaller than 10-point type. The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request. A holder of Common Shares may request a copy of the Stockholder List in connection with matters relating to Stockholders’ voting rights, the exercise of Stockholder rights under federal proxy laws or for any other proper and legitimate purpose. Each Stockholder who receives a copy of the Stockholder List shall keep such list confidential and shall sign a confidentiality agreement to the effect that such

Stockholder will keep the Stockholder List confidential and share such list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the Stockholder List.

(d)      If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and the Directors shall be liable to any Stockholder requesting the list for the costs, including attorneys’ fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder’s interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition, to and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

SECTION 8.7      Reports. The Directors, including the Independent Directors, shall take reasonable steps to insure that the Company shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Company within one hundred twenty (120) days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the Initial Public Offering of its securities which shall include: (i) financial statements prepared in accordance with GAAP which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or changes paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Total Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Company, Directors, Advisors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the Stockholders for the period, identifying the source of such Distributions, and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to Stockholders not later than sixty (60) days after the end of the fiscal year in which the distribution was made).

SECTION 8.8      Suitability of Stockholders.

(a)      Income and Net Worth Standards. According to the NASAA REIT Guidelines, Stockholders shall have (a) a minimum annual gross income of $70,000 and a minimum net worth (not including home, home furnishings and automobiles) of $70,000, or (b) a minimum net worth (not including home, home furnishings and automobiles) of $250,000. Suitability standards may vary from state to state. In the case of sales to fiduciary all accounts, these minimum standards shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

(ii)      Determination of Suitability of Sale. The Sponsor and each Person selling Common Shares on behalf of the Sponsor or the Company shall make every reasonable effort to determine that the purchase of Common Shares is a suitable and appropriate investment for each Stockholder. In making this determination, the Sponsor or each Person selling Common Shares on behalf of the Sponsor or the Company shall ascertain that the prospective Stockholder: (a) meets the minimum income and net worth standards established for the Company; (b) can reasonably benefit from the Company based on the prospective Stockholder’s overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective Stockholder’s overall financial situation; and (d) has apparent understanding of (1) the fundamental risks of the investment; (2) the risk that the Stockholder may lose the entire investment; (3) the lack of liquidity of the Common Shares; (4) the restrictions on transferability of the Common Shares; (5) the background and qualifications of the Sponsor or the Advisor; and (6) the tax consequences of the investment.

The Sponsor or each Person selling Common Shares on behalf of the Sponsor or the Company shall make this determination on the basis of information it has obtained from a prospective Stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation, and other investments of the prospective Stockholder, as well as any other pertinent factors.

The Sponsor or each Person selling Common Shares on behalf of the Sponsor or the Company shall cause to be maintained for at least six years records of the information used to determine that an investment in Shares is suitable and appropriate for a Stockholder.

The Sponsor and each Person selling Common Shares on behalf of the Sponsor or the Company may each rely, for satisfaction of all of its obligations under this Section 8.8(ii), upon (x) the Person directly selling such Shares if that Person is an Financial Industry Regulatory Authority member broker dealer which has entered into a selling agreement with the Sponsor or the Company or their Affiliates or (y) a registered investment adviser that has entered into an agreement with the Sponsor or the Company or their Affiliates to make suitability determinations with respect to the clients of the registered investment adviser who may purchase Shares.

(iii)      Minimum Investment. Until the Common Shares are Listed, each issuance of Common Shares shall comply with the requirements regarding minimum initial and subsequent cash investment amounts set forth in the Company’s registration statements filed under the Securities Act for the Offerings of the Company as such registration statements have been amended or supplemented as of the date of such issuance.

SECTION 8.9      Reinvestment Plan. The Company may adopt a Reinvestment Plan, on the terms and conditions approved by the Directors.

(a)      All material information regarding the Distributions reinvested and the effect of reinvesting such Distributions, including the tax consequences thereof, shall be provided to each Stockholder participating in any Reinvestment Plan at least annually.

(b)      Each Stockholder participating in any Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan at least annually after receipt of the information required in subparagraph (i) above.

SECTION 8.10      Tender Offers. If any Stockholder makes a tender offer, including, without limitation, a “mini-tender” offer, such Stockholder must comply with all of the provisions set forth in Regulation 14D of the Securities Exchange Act of 1934, as amended, including, without limitation, disclosure and notice requirements, that would be applicable if the tender offer was for more than five percent (5%) of the outstanding Securities of the Company, provided, however, that such documents are not required to be filed with the Commission. In addition, any such Stockholder must provide notice to the Company at least ten (10) business days prior to initiating any such tender offer. If any Stockholder initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), the Company, in its sole discretion, shall have the right to redeem such non-compliant Stockholder’s Equity Shares and any Equity Shares acquired in such tender offer (collectively, the “Tendered Shares”) at the lesser of (i) the price then being paid per share of Common Shares purchased in the Company’s latest Offering at full purchase price (not discounted for commission or other reductions nor for reductions in sale price permitted pursuant to the distribution reinvestment plan), (ii) the fair market value of the Equity Shares as determined by an independent valuation obtained by the Company or (iii) the lowest tender offer price offered in such Non-Compliant Tender Offer. The Company may purchase such Tendered Shares upon delivery of the purchase price to the Stockholder initiating such Non-Compliant Tender Offer, and, upon such delivery, the Company may instruct any transfer agent to transfer such purchased shares to the Company. In addition, any Stockholder who makes a Non-Compliant Tender Offer shall be responsible for all expenses incurred by the Company in connection with the enforcement of the provisions of this Section 8.10, including, without limitation, expenses incurred in connection with the review of all documents related to such tender offer and expenses incurred in connection with any purchase of Tendered Shares by the Company. The Company maintains the right to offset any such expenses against the dollar amount to be paid by the Company for the purchase of Tendered Shares pursuant to this Section 8.10. In addition to the remedies provided herein, the Company may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer. This Section 8.10 shall be of no force or effect with respect to any Equity Shares that are then Listed.

SECTION 8.11      Redemption Plan. The Company may adopt a Redemption Plan on the terms and conditions approved by the Directors. Any Redemption Plan shall allow the Company to repurchase shares if such repurchase does not impair the capital or operations of the Company. No fee may be paid to the Advisor, Sponsors, Directors or their Affiliates in connection with the repurchase of shares.

ARTICLE 9

LIABILITY OF STOCKHOLDERS, DIRECTORS, ADVISORS AND AFFILIATES; TRANSACTIONS BETWEEN AFFILIATES AND THE COMPANY

SECTION 9.1      Limitation of Stockholder Liability. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company’s assets or the affairs of the Company by reason of his being a Stockholder.

SECTION 9.2      Limitation of Director and Officer Liability; Indemnification.

(i)      Subject to the conditions set forth under Maryland law or in paragraph (iii) or (iv) below, no Director or officer of the Company shall be liable to the Company or its Stockholders for money or other damages. Neither the amendment nor repeal of this Section 9.2(i), nor the adoption or amendment of any other provision of the Articles of Incorporation or Bylaws inconsistent with this Section 9.2(i), shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(ii)      Subject to the conditions set forth under Maryland law or in paragraph (iii) or (iv) below, the Company shall indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Director or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (b) any individual who, while a Director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (c) the Advisor or any of its Affiliates or directors or employees of the foregoing acting as an agent of the Company. The Company may, with the approval of the Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to a person who served a predecessor of the Company in any of the capacities described in (a) or (b) above and to any employee or agent of the Company or a predecessor of the Company. The Board may take such action as is necessary to carry out this Section 9.2(ii). No amendment of the Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(iii)      Notwithstanding anything to the contrary contained in paragraph (i) or (ii) above, the Company shall not provide for indemnification of an officer, a Director, the Advisor or any Affiliate of the Advisor (the “Indemnitee”) for any liability or loss suffered by any of them and the Company shall not provide that an Indemnitee be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(a)      The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company.

(b)      The Indemnitee was acting on behalf of or performing services for the Company.

(c)      Such liability or loss was not the result of (1) negligence or misconduct, in the case that the Indemnitee is an officer, a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or a director or employee of the foregoing acting as an agent of the Company or (2) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.

(d)      Such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.

(iv)      Notwithstanding anything to the contrary contained in paragraph (i) or (ii) above, the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

SECTION 9.3      Payment of Expenses. The Company shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the Indemnitee provides the Company with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Company as authorized by Section 9.2 hereof, (iii) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e) of the MGCL or any successor statute.

SECTION 9.4      Express Exculpatory Clauses in Instruments. Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company’s assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

SECTION 9.5      Agreements with Affiliates. Any agreement between the Company and a Sponsor, the Advisor, a Director or an Affiliate thereof, the approval of which is not the subject of another provision of these Articles of Incorporation, may be effected only if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such agreement approve such agreement as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

ARTICLE 10

AMENDMENT; REORGANIZATION; MERGER, ETC.

SECTION 10.1      Amendment. The Company reserves the right from time to time to make any amendment to its Articles of Incorporation, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Articles of Incorporation, of any Equity Shares of outstanding stock. All rights and powers conferred by the Articles of Incorporation on Stockholders, Directors and officers are granted subject to this reservation. Notwithstanding anything to the contrary contained herein, a majority of the entire Board (including a majority of the Independent Directors) without the vote or consent of the Stockholders may at any time amend the Articles of Incorporation (i) to increase or decrease the number of aggregate Equity Shares of the Company or the number of Equity Shares of any class or series that the Company has the right to issue, (ii) to change the name of the Company, or (iii) to change the designation of classes or series of unissued Equity Shares; provided, however, that an amendment of the Articles of Incorporation that adversely affects the rights, preferences and privileges of holders of Common Shares shall require the concurrence of the holders of a majority of the outstanding Common Shares.

SECTION 10.2      Reorganization. Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Directors shall have the power (i) to cause the organization of a corporation, association, trust or other organization to take over the Company Property and to carry on the affairs of the Company, or (ii) merge the Company into, or sell, convey and transfer the Company Property to any such corporation, association, trust or organization in exchange for Securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Company, and upon the occurrence of (i) or (ii) above terminate the Company and deliver such Securities or beneficial interests ratably among the Stockholders according to the respective rights of the class or series of Equity Shares held by them; provided, however, that any such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon.

SECTION 10.3      Merger, Consolidation or Sale of Company Property. Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Directors shall have the power to (i) merge the Company into another entity, (ii) consolidate the Company with one (1) or more other entities into a new entity; (iii) sell or otherwise dispose of all or substantially all of the Company Property; or (iv) dissolve or liquidate the Company; provided, however, that such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon. Any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

In connection with any proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Appraiser. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a twelve (12) month period. The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction, and if the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

(a)      accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b)      one of the following:

(1)      remaining Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

(2)      receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the net assets of the Company.

The Company is prohibited from participating in any proposed Roll-Up Transaction:

(c)      which would result in the Stockholders having democracy rights in a Roll-Up Entity that are less than the rights provided for in Sections 8.1, 8.2, 8.4, 8.5, 8.6, 8.7 and 9.1 of these Articles of Incorporation;

(d)      which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its Securities of the Roll-Up Entity on the basis of the number of Equity Shares held by that investor;

(e)      in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 8.5 and 8.6 hereof; or

(f)      in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the Stockholders.

ARTICLE 11

DURATION OF COMPANY

SECTION 11.1      Duration. The Company shall continue perpetually unless terminated pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.

SECTION 11.2      Dissolution of the Company by Stockholder Vote. The Company may be dissolved at any time, without the necessity for concurrence by the Board of Directors, by the vote or written consent of a majority of the outstanding Equity Shares.

ARTICLE 12

MISCELLANEOUS

SECTION 12.1      Governing Law. These Articles of Incorporation are executed by the undersigned Directors and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

SECTION 12.2      Reliance by Third Parties. Any certificate shall be final and conclusive as to any persons dealing with the Company if executed by an individual who, according to the records of the Company or of any recording office in which these Articles of Incorporation may be recorded, appears to be the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to (i) the number or identity of Directors, officers of the Company or Stockholders; (ii) the due authorization of the execution of any document; (iii) the action or vote taken, and the existence of a quorum, at a meeting of the Directors or Stockholders; (iv) a copy of the Articles of Incorporation or of the Bylaws as a true and complete copy as then in force; (v) an amendment to these Articles of Incorporation; (vi) the dissolution of the Company; or (vii) the existence of any fact or facts which relate to the affairs of the Company. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Company by the Directors or by any duly authorized officer, employee or agent of the Company.

SECTION 12.3      Provisions in Conflict with Law or Regulations.

(i)      The provisions of these Articles of Incorporation are severable, and if the Directors shall determine that any one or more of such provisions are in conflict with the REIT Provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of these Articles of Incorporation, even without any amendment of these Articles of Incorporation pursuant to Section 10.1 hereof; provided, however, that such determination by the Directors shall not affect or impair any of the remaining provisions of these Articles of Incorporation or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.

(ii)      If any provision of these Articles of Incorporation shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of these Articles of Incorporation in any jurisdiction.

SECTION 12.4      Construction. In these Articles of Incorporation, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include both genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of these Articles of Incorporation. In defining or interpreting the powers and duties of the Company and its Directors and officers, reference may be made, to the extent appropriate, to the Code and to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland, referred to herein as the “MGCL.”

SECTION 12.5      Recordation. These Articles of Incorporation and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Directors deem appropriate, but failure to file for record these Articles of Incorporation or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of these Articles of Incorporation or any amendment hereto. A restated Articles of Incorporation shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.

THIRD: There are two directors of the Company. The names of the directors are:

James M. Seneff, Jr.

Robert A. Bourne

The Board of Directors of the Company, at the meeting duly convened and held, adopted a resolution in which was set forth the foregoing amendment to the Articles of Incorporation, declaring that the said amendment and restatement of the Articles of Incorporation was advisable and directing that it be submitted for action thereon by the Stockholders at a special meeting.

FOURTH: Notice setting forth the said amendment of the Articles of Incorporation and that a restatement of the Articles of Incorporation was advisable and stating that a purpose of the meeting of the Stockholders would be to take action thereon, was given, as required by law, to all

Stockholders entitled to vote thereon; and like notice was given to all Stockholders of the Company not entitled to vote thereon, whose contract rights as expressly set forth in the charter would be altered by the amendment.

FIFTH: The Articles of Incorporation of the Company as herein above set forth were approved by the Stockholders of the Company by written consent of the sole Stockholder of the Company.

SIXTH: The total number of shares of stock which the Company had authority to issue immediately prior to this amendment and restatement was 7,000,000 shares of common stock, $0.01 par value per share, having an aggregate par value of $70,000.00. The total number of shares of stock which the Company has authority to issue, pursuant to the Articles of Incorporation of the Company as hereby amended and restated, is 1,120,000,000 Common Shares, $0.01 par value per share, 300,000,000 Excess Shares, $0.01 par value per share, and 200,000,000 Preferred Shares, $0.01 par value per share, having an aggregate par value of $16,200,000.

IN WITNESS WHEREOF, these Articles of Amendment and Restatement have been signed on this             day of             , 2010, by the undersigned President and Secretary, each of whom acknowledges, under penalty of perjury, that this document is his or her free act and deed, and that to the best of his or her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

CNL Diversified Lifestyle Properties, Inc.

By:
Name:	R. Byron Carlock, Jr.
Title:	President

Attest:

By:
Name:	Joseph T. Johnson
Title:	Secretary

THE UNDERSIGNED, President of CNL Diversified Lifestyle Properties, Inc., who executed on behalf of said Company the foregoing Articles of Amendment and Restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Company, the foregoing Articles of Amendment and Restatement to be the corporate act of said Company and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

R. Byron Carlock, Jr.